Exhibit 10.1

Execution Copy

Certain schedules or similar attachments to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K.

AGREEMENT OF PURCHASE AND SALE

This Agreement of Purchase and Sale (this “Agreement”), is entered into as of the 26th day of June, 2026 (the “Effective Date”) by and between GMR Altoona, LLC, a Delaware limited liability company (“Altoona Seller”), GMR Mechanicsburg, LLC, a Delaware limited liability company (“Mechanicsburg Seller”), GMR Mesa, LLC, a Delaware limited liability company (“Mesa Seller”), GMR Sherman, LLC, a Delaware limited liability company (“Sherman Seller”), GMR Las Vegas, LLC, a Delaware limited liability company (“Las Vegas Seller”), GMR Surprise, LLC, a Delaware limited liability company (“Surprise Seller”) and GMR Oklahoma Northwest, LLC, a Delaware limited liability company (“Oklahoma Seller”; the Altoona Seller, Mechanicsburg Seller, Mesa Seller, Sherman Seller, Las Vegas Seller, Surprise Seller and the Oklahoma Seller referred to herein individually and collectively, “Seller”), and Altoona PA IRF, LLC, a Delaware limited liability company (“Altoona Buyer”), Mechanicsburg PA IRF, LLC, a Delaware limited liability company (“Mechanicsburg Buyer”), Mesa AZ IRF, LLC, a Delaware limited liability company (“Mesa Buyer”), Sherman TX IRF, LLC, a Delaware limited liability company (“Sherman Buyer”), Las Vegas NV IRF, LLC, a Delaware limited liability company (“Las Vegas Buyer”), Surprise AZ IRF, LLC, a Delaware limited liability company (“Surprise Buyer”) and Oklahoma City OK IRF, LLC, a Delaware limited liability company (“Oklahoma Buyer”; Altoona Buyer, Mechanicsburg Buyer, Mesa Buyer, Sherman Buyer, Las Vegas Buyer, Surprise Buyer and the Oklahoma Buyer referred to herein individually and collectively, “Buyer”).

WITNESSETH:

1.             Agreement to Buy and Sell. Seller agrees to sell and convey to Buyer, and Buyer agrees to buy and take title to, under the terms and conditions set forth below, the following:

(a)           The real estate of each Seller set forth opposite each Seller’s name on Schedule 1(a), as more particularly described on Exhibit A-1 (with respect to the Altoona Parcel, as defined below), Exhibit A-2 (with respect to the Mechanicsburg Parcel, as defined below), Exhibit A-3 (with respect to the Mesa Parcel, as defined below), Exhibit A-4 (with respect to the Sherman Parcel, as defined below), Exhibit A-5 (with respect to the Las Vegas Parcel, as defined below), Exhibit A-6 (with respect to the Surprise Parcel, as defined below) and Exhibit A-7 (with respect to the Oklahoma Parcel, as defined below); together with all landscaping, buildings, parking areas, fixtures and other structures and improvements owned by Seller and located thereon or attached thereto, all rights, benefits, privileges, easements, tenements, hereditaments and appurtenances related thereto and owned by Seller, including, without limitation, appurtenant easements over any adjacent properties, mineral rights and oil and gas rights, subsurface rights, development rights, air rights, riparian rights, stormwater discharge capacity allocations, sanitary sewer discharge capacity allocations and water rights, if any, and all rights, title and interests of Seller in and to all strips and gores of any land lying in the bed of any street, road, alley, open or proposed, adjoining any such real estate, if any, pertaining thereto (the real estate owned by Altoona Seller is referred to herein as the “Altoona Parcel”, the real estate owned by Mechanicsburg Seller is referred to herein as the “Mechanicsburg Parcel”, the real estate owned by Mesa Seller is referred to herein as the “Mesa Parcel”, the real estate owned by Sherman Seller is referred to herein as the “Sherman Parcel”, the real estate owned by Las Vegas Seller is referred to herein as the “Las Vegas Parcel”, the real estate owned by Surprise Seller is referred to herein as the “Surprise Parcel” and the real estate owned by Oklahoma Seller is referred to herein as the “Oklahoma Parcel”; each, a “Parcel”, and collectively, the “Real Property”). Subject to the terms of this Agreement, Seller agrees to sell and convey (i) the Altoona Parcel and the related Lease and other portions of the Property to the Altoona Buyer, (ii) the Mechanicsburg Parcel and the related Lease and other portions of the Property to the Mechanicsburg Buyer, (iii) the Mesa Parcel and the related Lease and other portions of the Property to the Mesa Buyer, (iv) the Sherman Parcel and the related Lease and other portions of the Property to the Sherman Buyer, (v) the Las Vegas Parcel and the related Lease and other portions of the Property to the Las Vegas Buyer, (vi) the Surprise Parcel and the related Lease and other portions of the Property to the Surprise Buyer (vii) the Oklahoma Parcel and the related Lease and other portions of the Property to the Oklahoma Buyer.

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(b)           All furnishings, fixtures, equipment, tools, supplies, appliances, machinery, building materials, signage, inventory, carpeting, draperies, artwork and other personal property, if any, owned by each Seller and located on and used exclusively at the Parcel of such Seller, including, but not limited to, the items listed on Schedule 1(b) (collectively, the “Personal Property”); provided, however, notwithstanding anything to the contrary and without limitation, the Personal Property being conveyed under this Agreement shall not include: (i) any personal property or fixtures wholly owned by a Tenant (as hereinafter defined), a property manager or other third party; (ii) except as otherwise set forth herein, any cash, bank accounts, receivables, or other financial rights or instruments of Seller; and (iii) any documents, files or information not included within the definition of Due Diligence Materials (as hereinafter defined).

(c)           All of the right, title and interest of each Seller as landlord or lessor under the leases, subleases, tenancy agreements, rental agreements, licenses, sublicenses, occupancy agreements and other similar agreements and, in each case, any amendments, supplements, extensions, or modifications thereto and guarantees (including any amendments, supplements, extensions or modifications of such guarantees) thereof (collectively, the “Leases”) with the tenants, subtenants, occupants and licensees (each, a “Tenant”, and collectively, the “Tenants”) occupying a portion of the Real Property of such Seller, as set forth on the rent rolls attached hereto and made a part hereof as Exhibit B (collectively, the “Rent Roll”).

(d)           Prorated rentals (prorated in accordance with Section 7 below) and the security deposits, key deposits and other refundable deposits held by each Seller, if any, less any amounts applied in accordance with the Leases (the “Security Deposits”).

(e)           All of the right, title and interest, of each Seller, if any, in and to the following, to the extent Buyer elects to assume the same: (i) licenses, permits, entitlements, certificates of occupancy and reservations of water, sanitary sewer, stormwater drainage and other utility capacity exclusively allocable to the Real Property; (ii) any existing surveys, studies, plans, title reports, soil reports, environmental reports, engineering reports, floor plans, building plans, as-built plans (including, but not limited to, as-built utility plans showing the plottable location of underground utilities), drawings and other technical information exclusively related to the Real Property, (iii) all third-party claims, warranties, indemnifications, lien waivers, approvals, authorizations and guaranties, including, without limitation, manufacturer warranties relating to the ownership, development, construction, occupancy or operation of, the Real Property and/or Personal Property owned by each Seller and exclusively related to the Real Property and/or Personal Property and in Seller’s and/or the Property Manager’s possession (if any), and (iv) any tradenames, property names, photographs, videos, renderings, websites, domain names and intellectual property relating to the ownership and operation of the Real Property and/or Personal Property owned by each Seller (the foregoing collectively, the “Intangibles”); provided, however, notwithstanding anything to the contrary and without limitation, the Intangibles being conveyed under this Agreement shall not include any rights or interest in Chiron Real Estate or any of its intellectual property (other than such rights exclusively related to the Real Property).

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All of the foregoing as described or referred to in Subsections (a) through (f) hereof are hereinafter collectively referred to as the “Property.” Notwithstanding anything to the contrary, except as expressly provided in Sections 4(b), 4(c), 8, 9, and 20(b) of this Agreement, the transaction contemplated by this Agreement is for the sale and purchase of all of the Parcels identified herein and in no event shall Buyer or Seller be permitted to terminate this Agreement or proceed with Closing with respect to less than all of the Parcels identified herein.

2.             Purchase Price; Deposit.

(a)           Buyer shall pay to Seller for the Property the collective sum of Two Hundred Seventeen Million and 00/100 Dollars ($217,000,000.00) (the “Purchase Price”), subject to such prorations and adjustments as set forth in this Agreement. The allocation of the Purchase Price for the Property to each Parcel is set forth on Schedule 2 attached hereto (each, an “Allocated Purchase Price” and, collectively, the “Allocated Purchase Prices”). The Purchase Price or Allocated Purchase Price(s) (as applicable), subject to the adjustments, prorations and credits set forth herein, shall be deposited in escrow by Buyer by federal wire transfer of U.S. Funds to Stewart Title Guaranty Company, 10 S. Riverside Plaza, Suite 1450, Chicago, IL 60606, Attn: Angeline Paolini; xxx@xxx.com, Phone: (xxx) xxx-xxxx (the “Title Company”) on or before the Closing Date (hereinafter defined). The Purchase Price allocated to each Parcel, and the adjustments, prorations, credits and expenses with respect to such Parcel shall be set forth at Closing in separate settlement statements and/or one consolidated settlement statement. Notwithstanding anything in this Agreement to the contrary, a portion of the Deposit in the amount of One Hundred and 00/100 Dollars ($100.00) (the “Independent Consideration”) will be non-refundable to Buyer and will be paid to Seller upon any termination of this Agreement as independent consideration for Seller’s performance under this Agreement. Except as otherwise set forth herein, if this Agreement is properly terminated by Buyer pursuant to a right of termination granted to Buyer by Subsections 4(b), 4(c), 8, 9, 10(a), 12(a) or 20(b) of this Agreement, if any, the Independent Consideration will be promptly paid to Seller and, subject to the relevant provisions herein, the balance of the Deposit or the Allocated Deposit(s) (as applicable) together with any interest accrued remaining after distribution of the Independent Consideration thereon to Seller will be promptly returned to Buyer. In the event of any termination of this Agreement by Seller pursuant to Subsections 12(b) or 20(a), the Deposit (with any interest thereon) will be promptly paid to Seller.

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(b)           Within seven (7) business days following the Effective Date, Buyer shall deliver to Escrow Agent (as hereinafter defined) an earnest money deposit in the amount of Four Million and 00/100 Dollars ($4,000,000.00) in immediately available funds (the “Deposit”). The allocation of the Deposit for the Property to each Parcel is set forth on Schedule 2 attached hereto (each, an “Allocated Deposit” and, collectively, the “Allocated Deposits”). At Buyer’s election, the Deposit shall be deposited in an interest-bearing account selected by Buyer and all interest shall be deemed part of the Deposit. Notwithstanding anything to the contrary, from and after the expiration of the Due Diligence Period (as hereinafter defined), the Deposit shall be non-refundable to Buyer under all circumstances except a termination of this Agreement by Buyer as expressly provided in this Agreement (in the event of which termination, the Deposit or the Allocated Deposit(s) (as applicable) shall be returned to Buyer) or as otherwise expressly provided in this Agreement. The Deposit or the Allocated Deposit(s) (as applicable) (and any earned interest) shall be fully applicable as a credit to the Purchase Price or the Allocated Purchase Prices(s) at the Closing in the event that the Closing occurs.

3.             Instruments of Conveyance; Other Documents.

(a)           The following documents, fully executed by each applicable Seller (and witnessed and notarized, where applicable) shall be delivered by each applicable Seller into escrow with the Escrow Agent on or before the Closing Date (or such other date as specified):

(i)            Special warranty deeds with respect to the Altoona Parcel (from Altoona Seller to Altoona Buyer) and the Mechanicsburg Parcel (from Mechanicsburg Seller to Mechanicsburg Buyer) in the form attached hereto as Schedule 3(a)(i)-1 (collectively, the “PA Deeds”), a special warranty deed with respect to the Sherman Parcel (from Sherman Seller to Sherman Buyer) in the form attached hereto as Schedule 3(a)(i)-2 (the “Sherman Deed”), a grant, bargain and sale deed with respect to the Las Vegas Parcel (from Las Vegas Seller to Las Vegas Buyer) in the form attached hereto as Schedule 3(a)(i)-3 (the “Las Vegas Deed”), a special warranty deed with respect to the Oklahoma Parcel (from Oklahoma Seller to Oklahoma Buyer) in the form attached hereto as Schedule 3(a)(i)-4 (the “Oklahoma Deed”) and special warranty deeds with respect to the Mesa Parcel (from Mesa Seller to Mesa Buyer) and the Surprise Parcel (from Surprise Seller to Surprise Buyer) in the form attached hereto as Schedule 3(a)(i)-5 (collectively, the “AZ Deeds”; together with the PA Deeds, the Sherman Deed, the Las Vegas Deed, and the Oklahoma Deed are collectively referred to herein as the “Deeds”), conveying fee simple title to each Parcel of the Real Property to Buyer free and clear of all liens, charges and encumbrances whatsoever, except the following: (A) zoning ordinances, subdivision and planning laws and regulations and building code restrictions and all laws, rules and regulations relating to land and structures and their use; (B) real estate taxes and assessments, both general and special, which are a lien but are not yet due and payable on the Closing Date; (C) all Permitted Exceptions (as hereinafter defined); and (D) rights of tenants in possession under the Leases as set forth on Schedule 10(a)(ix)-1 or otherwise entered into in accordance with this Agreement, without any rights of first refusal to purchase, rights of first offer to purchase or other purchase options other than as set forth on Schedule 10(a)(xi), which, in each case, were not exercised prior to the Closing Date or in connection with the transactions contemplated in this Agreement;

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(ii)           The Assignment and Assumption of Leases attached hereto as Exhibit C and incorporated herein, conveying to Buyer all of Seller’s right, title and interest in and to the Leases to Buyer;

(iii)          The Assignment and Assumption of Intangibles attached hereto as Exhibit D and incorporated herein, conveying to Buyer all of Seller’s right, title and interest in and to the Intangibles agreed to be assumed by Buyer after Closing;

(iv)          An affidavit of “Non-Foreign Status” in the form attached hereto as Exhibit I and incorporated herein;

(v)           An owner’s affidavit in form reasonably acceptable to Seller and the Title Company attached hereto as Exhibit J and incorporated herein;

(vi)          The Bill of Sale attached hereto as Exhibit E and incorporated herein, conveying to Buyer title to the Personal Property;

(vii)         An updated rent roll in form attached hereto as Exhibit B, delivered by Seller to Buyer no later than three (3) business days prior to the Closing Date, dated as of the date of delivery, certified by Seller to be true, correct and complete in all material respects to Seller’s knowledge;

(viii)        Seller’s certificate, certifying that the representations and warranties set forth in this Agreement were true and correct when made and are true and correct in all material respects as of the Closing Date (or, subject to Buyer’s rights set forth in the last paragraph of Section 10(a), specifying how such representations and warranties are no longer true and correct as of the Closing Date);

(ix)           A consolidated settlement statement and/or separate settlement statements setting forth the Purchase Price or the Allocated Purchase Price(s) (as applicable) and related allocation of closing expenses to be borne by Buyer and Seller;

(x)            A non-imputation affidavit and indemnity in form reasonably acceptable to Seller and the Title Company attached hereto as Exhibit K and incorporated herein (and Buyer agrees the Title Company may limit the non-imputation endorsement to not cover claims below Fifty Thousand Dollars ($50,000) in the aggregate);

(xi)           A notice (a “Tenant Notice”) to each of the Tenants substantially in the form attached hereto as Exhibit H, which Tenant Notices may be delivered outside of Escrow by Seller or Seller’s property manager(s) (collectively, the “Property Manager”) after Closing;

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(xii)          Confirmation of the terminations, effective no later than the Closing, of those existing management agreements (including, but not limited to any property management, asset management and portfolio management agreements) and leasing agreements with brokers/listing agents with respect to the Property (if applicable) for which Seller is a party;

(xiii)        A Realty Transfer Tax Statement of Value (REV-183) with respect to the Altoona Parcel and Mechanicsburg Parcel setting forth the respective Allocated Purchase Price and no exemption claimed;

(xiv)        A State of Nevada Declaration of Value Form (LGS-F049) with respect to the Las Vegas Parcel setting forth the respective Allocated Purchase Price and no exemption claimed;

(xv)         An Affidavit of Land Ownership: Business or Trust (OAG 2024-2 -Non/Exempt Business/Trust) with respect to the Oklahoma Parcel setting forth the respective Allocated Purchase Price and no exemption claimed;

(xvi)        An Affidavit of Property Value (DOR Form 82162) with respect to the Mesa Parcel and the Surprise Parcel setting forth the respective Allocated Purchase Price and no exemption claimed;

(xvii)       Such transfer tax forms, disclosures and reports, including any bulk sale(s) clearances or similar, as are required to be executed by the Seller by applicable state and local law or reasonably required by the Title Company in connection with the conveyance of real property; and

(xviii)      Such other documents, certificates and instruments as the Title Company may reasonably require in order to effectuate the transaction described herein, including without limitation evidence of the existence, organization and authority of Seller and of the persons executing documents on behalf of Seller, affidavits and “gap” indemnities and brokers lien waivers reasonably required by the Title Company to issue the Title Policies.

(b)           The following original documents, to the extent in the possession or control of Seller or the Property Manager, shall be delivered by Seller to Buyer on or before the Closing Date:

(i)            The original Leases;

(ii)           All original certificate(s) of occupancy for the Property and all Tenant spaces or suites at the Property, permits, licenses, approvals and all other similar documents relating to the Property;

(iii)          All third party produced plans (including, but not limited to, any building pans, floor plans, as-built plans and as-built utility plans showing the plottable location of underground utilities), drawings, specifications and reports requested by Buyer; and

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(iv)          All keys, combinations and security codes for all locks and security devices for the Property.

(c)            The following funds and documents, fully executed by each applicable Buyer (and witnessed and notarized, where applicable), shall be delivered by each applicable Buyer into escrow with the Escrow Agent on or before the Closing Date:

(i)            The balance of the Purchase Price or the Allocated Purchase Price(s) (as applicable);

(ii)           The Assignment and Assumption of Leases;

(iii)          The Assignment and Assumption of Intangibles;

(iv)          Buyer’s certificate, certifying that the representations and warranties set forth in Section 10(b) of the Agreement were true and correct when made and are true and correct in all material respects as of the Closing Date;

(v)           A consolidated settlement statement and/or separate settlement statements setting forth the purchase price and related allocation of closing expenses to be borne by Buyer and Seller;

(vi)          A State of Nevada Declaration of Value Form (LGS-F049) with respect to the Las Vegas Parcel setting forth the respective Allocated Purchase Price and no exemption claimed;

(vii)         An Affidavit of Property Value (DOR Form 82162) with respect to the Mesa Parcel and the Surprise Parcel;

(viii)        Such transfer tax forms, disclosures and reports, including any bulk sale(s) clearances or similar, as are required to be executed by the Buyer by applicable state and local law or by the Title Company in connection with the conveyance of real property; and

(ix)           Such other documents, certificates and instruments as the Title Company may reasonably require in order to effectuate the transaction described herein, including without limitation evidence of the existence, organization and authority of Buyer and of the persons executing documents on behalf of Buyer.

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4.             Title Insurance and Survey.

(a)           On the Closing Date, Buyer will obtain an ALTA owner’s fee policy of title insurance or a Texas (T-1) owner’s fee policy of title insurance, as applicable, for each Parcel, issued by the Title Company in the amount of the applicable Allocated Purchase Price insuring fee simple title to the Real Property vested in Buyer, subject only to the exceptions permitted to be in the Deeds and including such endorsements as Buyer may require (provided, such endorsements shall not require Seller or its affiliates to execute any indemnities or additional obligations, except to the extent expressly provided in this Agreement) during the Due Diligence Period based upon its review of the Title Commitments and Surveys, including, without limitation, a non-imputation endorsement (if available) (each, a “Title Policy”, and collectively, the “Title Policies”); the cost of the Title Commitments, Title Policies and any endorsements thereto shall be paid in accordance with Section 7(b) hereof. Seller shall obtain preliminary title commitments in respect of the Real Property (each, a “Title Commitment”, and collectively, the “Title Commitments”) and shall cause a copy of the same (together with legible copies (to the extent available) of all exception documents referenced in the Title Commitments) to be furnished to Buyer. Buyer, at Buyer’s sole cost and expense, may obtain surveys of the Property (each, a “Survey”, and collectively, the “Surveys”) made on the ground by a registered surveyor. Prior to the Effective Date, Buyer notified Seller pursuant to certain Buyer’s Title Objection Letters dated as of May 29, 2026 (collectively, “Buyer’s Title Objection Letter”) to remove or take other action to satisfy any exceptions or other matters shown in the Title Commitments or the Surveys which are objectionable to Buyer (said exceptions or other matters, together, herein called the “Defects”). Pursuant to that certain Seller’s Response to Buyer’s Title Objection Notice dated as of June 16, 2026 (collectively, “Seller’s Title Response Letter”), Seller notified Buyer of its agreement to remove or take such other action requested by Buyer to satisfy such Defects or not take any action to satisfy such Defects. Seller shall be required to remove all mortgages, deeds of trust, deeds to secure debt, financing statements, collateral financing interests, security interests, judgment liens, tax liens for taxes currently due and payable (including, but not limited to, liens of ad valorem real or personal property taxes, bulk sales taxes and assessments), mechanic’s liens, materialmen’s liens, liens securing payment of monetary obligations and any other liens which were created by or through Seller and which constitute liens of a definite or ascertainable amount, but specifically excluding any liens resulting from the action or inaction of Buyer and/or any Tenant of the Property (collectively, “Monetary Liens”), it being acknowledged that except with respect to Monetary Liens, Seller shall not be required to remove or take such other action to satisfy any Defect. Buyer has elected to accept such title as Seller is willing to furnish as set forth in Seller’s Title Response Letter and shall be deemed to accept the Defects (other than Monetary Liens) that Seller has not agreed to remove or otherwise satisfy. All matters of title and survey (other than Monetary Liens) not objected to by Buyer in Buyer’s Title Objection Letter, together with those Defects (other than Monetary Liens) which Seller does not agree to remove or otherwise satisfy as set forth in Seller’s Title Response Letter and which Buyer accepts, or is deemed to have accepted, shall be deemed to be “Permitted Exceptions” for the purposes of this Agreement, it being acknowledged that in no circumstances will Monetary Liens be deemed Permitted Exceptions.

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(b)           Notwithstanding Buyer’s objection rights set forth in Section 4(a) above, Buyer shall have the option, to further direct the Title Company to conduct a title search for the continuation of one or more of the Title Commitments (each, an “Updated Title Commitment” and, collectively, the “Updated Title Commitments”) and further direct the applicable surveyors to update one or more of the Surveys (each, an “Updated Survey” and, collectively, the “Updated Surveys”), which Updated Title Commitments and Updated Surveys shall be delivered to each of Buyer and Seller. If any new exceptions or other matters are shown in any Updated Title Commitment and/or any Updated Survey that Buyer, in its reasonable discretion, determines will materially and adversely affect the Property (said exceptions or other matters, together, herein called the “New Defects”), Buyer shall, within five (5) days business days after receipt of any such Updated Title Commitment or Updated Survey (the “Update Notice Period”), notify Seller in writing to remove or take other action to satisfy any such New Defects, it being acknowledged that Buyer shall have no right to object to any Permitted Exception disclosed in any Updated Title Commitment or any Updated Survey to the extent disclosed previously in the Title Commitments or Surveys and not materially modified by such Updated Title Commitment or such Updated Survey. If Buyer fails to notify Seller in writing of any New Defects prior to the expiration of the Update Notice Period, then, except with respect to Monetary Liens, Buyer shall be deemed to have (i) approved the applicable Updated Title Commitment or Updated Survey, and (ii) waived any rights to terminate this Agreement pursuant to this subsection. If Buyer so notifies Seller of any New Defects within the Update Notice Period, then Seller shall have a period of five (5) business days after receipt of such notice (“Seller’s Update Response Period”) to notify Buyer of its agreement to remove or take such other action requested by Buyer to satisfy such New Defects or not take any action to satisfy such New Defects; it being acknowledged that, except with respect to Monetary Liens, which Seller shall be required to remove, Seller shall not be required to remove or take such other action to satisfy any New Defect. If Seller fails to timely respond during the Seller’s Update Response Period, Seller shall be deemed to have elected not to remove or otherwise satisfy such New Defects (other than Monetary Liens). If Seller has elected or is deemed to have elected not to remove or otherwise take such other action requested by Buyer to satisfy such New Defects during Seller’s Update Response Period, then Buyer, at Buyer’s option to be exercised by written notice to Seller within five (5) business days after the receipt of Seller’s notice, may either (i) accept such title as Seller is willing to furnish as set forth in Seller’s notice letter or based the lack of such notice letter and Buyer shall be deemed to accept the New Defects (other than Monetary Liens) that Seller has not agreed to remove or otherwise satisfy, or (ii) terminate this Agreement in whole or partially with respect to any applicable Parcel(s) affected by such New Defects and the Deposit or the Allocated Deposit(s) (as applicable) shall be returned to Buyer and neither party hereto shall thereafter be under any further liability or obligation to the other party under this Agreement or, in the case of a partial termination, the portions of this Agreement with respect to the applicable Parcel(s) affected by such New Defects (including the obligation to sell the applicable Parcel and pay the applicable Allocated Purchase Price), except to the extent such obligations expressly survive termination of this Agreement (or the applicable portion thereof). If Seller does not receive the termination notice within the five (5) business day period set forth herein, then Buyer shall be deemed to have (i) approved the applicable Updated Title Commitment or Updated Survey and accepted such title as Seller has agreed to furnish as set forth in Seller’s notice letter or based on the lack of such notice letter, other than with respect to Monetary Liens, and (ii) waived any rights to terminate this Agreement pursuant to this subsection. All new matters of title and/or survey not objected to by Buyer, together with those New Defects which Seller does not agree to remove or otherwise satisfy within the Seller’s Update Response Period and which Buyer accepts, or is deemed to have accepted, shall be deemed to be “Permitted Exceptions” for the purposes of this Agreement, it being acknowledged that in no circumstances will Monetary Liens be deemed Permitted Exceptions. To the extent any of the time periods for Buyer and/or Seller to make elections as set forth in this subsection extend beyond the then-scheduled Closing Date, the Closing Date shall be extended to allow Buyer and/or Seller the full time period to make such elections hereunder; provided, however, no such extension shall cause the Closing Date to extend beyond the Outside Closing Date (as hereinafter defined) and all time periods under this subsection shall be deemed to expire on the Outside Closing Date (if not already expired).

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(c)           If, by the then-scheduled Closing Date (subject to Seller’s right to adjourn the Closing pursuant to this Agreement), Seller has not cured to the reasonable satisfaction of Buyer all Monetary Liens or other Defects or New Defects which Seller has agreed to remove or otherwise satisfy in Seller’s notice letters, then Buyer may either (i) accept such title as Seller is willing to furnish and shall be deemed to accept the Defects and/or New Defects that Seller has not removed or otherwise satisfied, provided that if Seller fails or refuses to cause any Defects and/or New Defects that are Monetary Liens to be removed or otherwise satisfied to Buyer’s satisfaction, Buyer shall have the right to deduct from the Purchase Price or the Allocated Purchase Price(s) (as applicable) amounts required to remove and/or pay off the Monetary Liens at Closing, or (ii) terminate this Agreement in whole or partially with respect to any applicable Parcel(s) affected by such Monetary Liens, Defects and/or New Defects and the Deposit or the Allocated Deposit(s) (as applicable) shall be returned to Buyer and neither party hereto shall thereafter be under any further liability or obligation to the other party under this Agreement or, in the case of a partial termination, the portions of this Agreement with respect to the applicable Parcel(s) affected by such Monetary Liens, Defects and/or New Defects (including the obligation to sell the applicable Parcel and pay the applicable Allocated Purchase Price), except to the extent such obligations expressly survive termination of this Agreement (or the applicable portion thereof).

5.             Escrow. This transaction shall be placed in escrow with the Title Company (the Title Company, in such capacity, the “Escrow Agent”). An executed copy of this Agreement shall be deposited with the Escrow Agent, and this Agreement shall serve as the escrow instructions, including, without limitation, the escrow provisions set forth on Exhibit L attached hereto and incorporated by reference.

6.             Closing Date and Possession. Unless the parties otherwise agree in writing upon another date, this transaction shall close (the “Closing”) on June 29, 2026 (the “Closing Date”), subject to extension as provided in Sections 4(b), 8, 9, 12(a) and 20(b); provided, however, notwithstanding anything to the contrary, in no event shall the Closing Date be extended beyond July 31, 2026 (the “Outside Closing Date”) with time being of the essence. Possession of the Property shall be delivered to Buyer on the Closing Date, subject to the rights of the Tenants under the Leases and the rights under the Permitted Exceptions.

7.             Prorations and Charges.

(a)           All prorations, adjustments, credits and final readings with respect to the Property owned by each applicable Seller shall be made as of 11:59 p.m. on the date immediately preceding the Closing Date (the “Proration Date”), the Closing Date being a day of income and expense to Buyer, unless otherwise mutually agreed to by the parties in writing, as follows:

(i)            All funds and rent payable to the landlord or lessor under the Leases (exclusive of Pass-Throughs which shall be prorated pursuant to subsection 7(a)(vii) below) shall be prorated based upon the total rent paid to Seller or Buyer for the month of Closing. Uncollected rent and other uncollected income shall not be prorated at Closing, but will be subject to application as provided herein, and Seller will not be entitled to bring any action or proceedings to collect any such uncollected rent and other income. In addition, Buyer shall receive a credit for all free rent, commissions, tenant allowances well as other costs and expenses due to any tenant or any leasing or other agents (collectively, “Leasing Expenses”) that are or will be payable to the Tenants pursuant to Leases existing as of the Effective Date (as determined without regard to any unexercised termination or cancelation right), including, but not limited to, the expenses set forth on Schedule 7(a)(i). In the event Buyer receives any payment for rent or any amounts relating to any period prior to the Proration Date, then, after deduction therefrom of any reasonable third-party expenses incurred by Buyer in connection with the collection thereof, Buyer shall forward such amounts to Seller; provided, however, that such payments received from Tenants shall be allocated first to any amounts due and payable to Buyer for periods after Closing and then to periods prior to Closing. In the event Seller receives any payment for rent or other amounts relating to any period from and after the Proration Date, then such payments shall be forwarded to Buyer.

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(ii)           Buyer shall be credited at Closing for the amount of the Security Deposits. From and after the Closing Date, Buyer shall be solely liable and responsible for the Security Deposits and shall pay and protect, indemnify, defend and hold Seller and its respective partners, employees, agents, representatives, heirs, executors, administrators, legal representatives, successors and assigns (collectively, the “Indemnified Parties”) harmless from and against any and all penalties, claims, losses, liabilities, damages, charges, costs and/or expenses (including, without limitation, reasonable attorneys’ fees and court costs) incurred or suffered, directly or indirectly, by any of the Indemnified Parties and arising out of or relating in any way to the Security Deposits first accruing on or after the Closing Date, but only to the extent they are properly credited to Buyer at Closing. If tenant security deposits are in the form of letters of credit, Seller shall endeavor to, at no expense to Seller, cause such letters of credit to be properly transferred to Buyer on the Closing Date, and shall use commercially reasonable efforts to obtain the consent of the issuer of the letter of credit. The terms and provisions of this subsection shall survive the consummation of this transaction and the delivery and filing for record of the Deeds.

(iii)          Buyer shall secure Buyer’s own casualty insurance insuring the Property after Closing, if necessary, and Seller shall be entitled to any unearned paid premium of any existing policy, if any.

(iv)          Seller shall be responsible for and shall pay all utility charges incurred at the Property through the Proration Date to the extent the same are Seller’s obligation and not the obligation of the Tenants, and Buyer shall pay all utility charges after the Proration Date to the extent the same are Buyer’s obligation and not the obligation of the Tenants. Seller shall also be entitled to, and may, following closing, obtain any applicable refunds of security or other deposits with any utility companies. If final readings and billings cannot be obtained as of the Closing, then the proration at Closing shall be based on the most recently issued bills, which amount shall be re-prorated when the final bills are received, and which proration shall be based upon the number of days Seller owned the Property in such final billing period; provided, however, that in no event shall Seller be responsible for any utility or other charges or amounts that are the obligations of any tenant or other person or entity. Buyer shall, at or prior to closing, make any deposits required for utilities and other services of the Property. Seller agrees to cooperate with Buyer, to the extent necessary, to transfer the utility services to Buyer.

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(v)           Seller shall be responsible for and shall pay any and all other expenses of the Property attributable to the period through the Proration Date, including, without limitation, charges for deliveries made and services rendered to the Property, to the extent the same are Seller’s obligation and not the obligation of the Tenants.

(vi)          In the event that there are any pending tax appeals for taxes payable in the year of Closing or any subsequent years, Buyer shall have the sole right to pursue such tax appeal after Closing. In the event such appeal for taxes payable in the year of Closing results in a refund, after reimbursement to any tenants under any Lease for the overpayment of Pass Throughs (as defined below) paid or to be paid in respect of such refund (after deduction of allocable expenses as may be provided in such Lease to such tenant), such refund shall be prorated between Buyer and Seller pursuant to this subsection after deduction of reasonable attorneys’ fees and other reasonable expenses actually incurred by Buyer in the pursuit of such refund or savings. Notwithstanding the foregoing, Seller, at Seller’s sole cost and expense, shall have the right to pursue a tax appeal for any taxes payable in any years prior to the year of Closing, provided that any such settlement of such tax appeals shall be subject to the prior written consent of the Buyer, not to be unreasonably withheld, conditioned or delayed, and if any refund creates an obligation to reimburse any tenant under any Lease for any Pass Throughs Expenses paid or to be paid, that portion of such refund equal to the amount of such required reimbursement (after deduction of allocable expenses as may be provided in such Lease to such tenant) shall be paid to Buyer and Buyer shall disburse the same to such tenant.

(vii)         As part of rents, tenants under the Leases may be obligated to pay “pass throughs” such as their proportionate share of property taxes, assessments, insurance, operating expenses, or common area maintenance charges (collectively, the “Pass Throughs”). All Pass-Throughs collected from tenants for periods prior to Closing that have not yet been finally reconciled with such tenants, less amounts validly spent on items for which such charges were collected in accordance with the applicable Leases, shall be credited to Buyer at Closing. Buyer and Seller agree to complete a reconciliation for Pass Throughs payable by the Tenants under the Leases from January 1 of the year of Closing through the Closing Date and paid by Seller prior to Closing or payable by Seller as of Closing (the “Reconciliation Items”), which reconciliation shall be completed no later than sixty (60) days after the final reconciliation of Pass-Throughs with the tenants under the Leases. To the extent actually collected from the tenants, Buyer shall reimburse Seller an amount equal to all of the Reconciliation Items incurred by Seller, less amounts paid to Seller by the tenants as of Closing (the “NNN Shortfall”) within ten (10) days of receipt of such amounts from the tenants. If Seller collected from the tenants more than the Reconciliation Items, Seller shall credit any such overage to Buyer within ten (10) days following the reconciliation.

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Not less than ten (10) business days prior to Closing, Seller shall provide to Buyer such information and verification reasonably necessary to support the prorations under this Section 7. In the event that any of the prorations, credits or adjustments described are found to be incorrect within one hundred twenty (120) days of the Closing Date with respect to Subsection 7(a)(i) through (v) and (vii) hereof, or within thirty (30) days of the issuance of the tax bills with respect to Subsection 7(a)(vi), the parties agree to reprorate, recredit or readjust the same accordingly and pay the difference upon demand. The terms and provisions of this Subsection 7(a) shall survive the consummation of this transaction and the delivery and filing for record of the Deeds.

(b)           The closing costs shall be allocated as follows:

(i)            Each Seller shall pay the following closing costs with respect to the Parcel owned by such Seller:

(A)          cost of discharging any and all Monetary Liens or other Defects or New Defects that Seller has agreed to remove pursuant to Section 4 above;

(B)           cost of real estate transfer taxes, conveyance fees, documentary stamps, or intangible taxes required by any government agency to transfer the Las Vegas Parcel and the Oklahoma Parcel to Buyer as herein contemplated. Notwithstanding anything contained to the contrary, Seller’s obligation under Subsection 7(b)(i)(B) or (C) shall not include and documentary stamps, intangible tax or other amounts due in connection with any mortgage loan obtained by Buyer;

(C)           one half (1/2) of the cost of real estate transfer taxes, conveyance fees, documentary stamps, or intangible taxes required by any government agency to transfer the Altoona Parcel, the Mechanicsburg Parcel, the Sherman Parcel (if any), the Mesa Parcel (if any) and the Surprise Parcel (if any) to Buyer as herein contemplated;

(D)           one-half (1/2) of the cost of the escrow fee;

(E)           (i) cost of the Title Commitment and the base Owner’s Title Policy (excluding the cost of any endorsements) for the Las Vegas Parcel, the Oklahoma Parcel, the Sherman Parcel, the Mesa Parcel and the Surprise Parcel and (ii) the cost of extended coverage for the Owner’s Title Policy for the Las Vegas Parcel, the Oklahoma Parcel, the Mesa Parcel and the Surprise Parcel;

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(F)           cost of recording the Oklahoma Deed; and

(G)           cost of Seller’s attorney’s fees.

(ii)           Buyer shall pay the following closing costs:

(A)           All costs of the Title Policies and Title Commitments in excess of the portion of the premium described in Section 7(b)(i)(E) above, including, without limitation, the cost of extended coverage for each Parcel (other than the Mesa Parcel, the Surprise Parcel, the Las Vegas Parcel and the Oklahoma Parcel), all title costs for the Altoona Parcel and the Mechanicsburg Parcel, and any endorsements to the Title Policies requested by Buyer or Buyer’s lender and all title costs related to the Title Policy for Buyer’s lender;

(B)           cost of recording the Deeds (other than the Oklahoma Deed);

(C)           one half (1/2) of the cost of real estate transfer taxes, conveyance fees, documentary stamps, or intangible taxes required by any government agency to transfer the Altoona Parcel, the Mechanicsburg Parcel, the Sherman Parcel (if any), the Mesa Parcel (if any) and the Surprise Parcel (if any) to Buyer as herein contemplated;

(D)           cost of each Survey;

(E)           one-half (1/2) of the cost of the escrow fee;

(F)           all costs and expenses incurred in connection with the transfer of any permits, warranties or licenses in connection with the ownership or operation of the Property; and

(G)           all costs related to Buyer’s attorney’s fees, due diligence, inspections or financing, including without limitation, any documentary stamps and intangible tax and all environmental and physical inspections.

(iii)          All closing costs not expressly addressed in this Agreement shall be paid by Buyer or Seller in accordance with the local custom for commercial real estate transactions in the County and State in which the applicable Parcel is located (with the prima facie source of such custom being the First American Title Company’s Real Estate Laws and Custom Guide).

(c)           Notwithstanding anything contained herein to the contrary, each Seller shall indemnify, defend, and hold harmless Buyer from any portion of real estate or similar property taxes attributable to a portion of any taxable period prior to the Closing Date. The terms and provisions of this Subsection 7(c) shall survive the consummation of this transaction and the delivery and filing for record of the Deeds until the expiration of the Survival Period. Notwithstanding anything contained herein to the contrary, in the event any Seller is required to make any payment to Buyer pursuant to this Subsection 7(c) as a result of any Tenant’s failure to pay real estate or similar property taxes, such Seller shall have the right, but not the obligation, to bring and prosecute any action, claim, or proceeding against such Tenant(s) to recover such amounts (including any related costs, expenses, and interest) and all claims under the Lease are reserved and assigned to such Seller. The exercise or failure to exercise such rights by Seller shall not limit, delay, or otherwise affect Seller’s obligations to Buyer under this Subsection 7(c), and Buyer shall have no obligation to participate in or bear any costs in connection with any such action, claim or proceeding.

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(d)           Notwithstanding anything contained herein to the contrary, Las Vegas Seller shall indemnify, defend and hold harmless Las Vegas Buyer from and against any and all reasonable, out-of-pocket costs and expenses arising out of or relating to (i) the construction of the project currently in progress and/or anticipated to occur with respect to the lift station for sanitary waste serving the Las Vegas Parcel (the “Lift Station Project”) and (ii) any obligation to pay, reimburse, contribute to, or otherwise fund any reasonable, out-of-pocket costs or expenses in connection with the construction of the Lift Station Project, in each case whether arising before or after the Closing; provided, however, that in no event shall the aggregate liability of Las Vegas Seller under this Section 7(d) exceed One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000). The terms and provisions of this Subsection 7(d) shall survive the consummation of this transaction and the delivery and filing for record of the Deeds until the date which is eighteen (18) months after the Closing Date. Notwithstanding anything contained herein to the contrary, in the event any Seller is required to make any payment to Las Vegas Buyer pursuant to this Subsection 7(d) as a result of the failure of the applicable Tenant’s obligation to fund or pay for the Lift Station Project, such Seller shall have the right, but not the obligation, to bring and prosecute any action, claim, or proceeding against such Tenant to recover such amounts (including any related costs, expenses, and interest) and all claims under the Lease are reserved and assigned to such Seller. The exercise or failure to exercise such rights by Seller shall not limit, delay, or otherwise affect Seller’s obligations to Buyer under this Subsection 7(d), and Buyer shall have no obligation to participate in or bear any costs in connection with any such action, claim or proceeding.

(e)           Notwithstanding anything contained herein to the contrary, Sherman Seller shall indemnify, defend and hold harmless Sherman Buyer from and against any and all reasonable, out-of-pocket costs and expenses arising out of or relating to (i) the repairs arising from the current sewer leak on the west end of the building on the Sherman Parcel as outlined in that certain Site Visit Report (Report Number: 2026-05-29) dated May 29, 2026 and prepared by Childress Engineering Services, which will entail the replacement of the damaged 6” sewer pipes below the surface coupled with a recompacting of the related soil, certain structural and façade repairs and replacements and the installation and/or re-installation of pillars to the extent required under the Lease for either landlord or tenant to perform (the “Sewer Repairs”); and (ii) any obligation to pay, reimburse, contribute to, or otherwise fund any reasonable, out-of-pocket costs or expenses in connection with the construction of the Sewer Repair, in each case whether arising before or after the Closing. The terms and provisions of this Subsection 7(e) shall survive the consummation of this transaction and the delivery and filing for record of the Deeds until the date which is eighteen (18) months after the Closing Date. Notwithstanding anything contained herein to the contrary, in the event any Seller is required to make any payment to Sherman Buyer pursuant to this Subsection 7(e) as a result of the failure of the applicable Tenant’s obligation to fund or pay for the Sewer Repair, such Seller shall have the right, but not the obligation, to bring and prosecute any action, claim, or proceeding against such Tenant to recover such amounts (including any related costs, expenses, and interest) and all claims under the Lease are reserved and assigned to such Seller. The exercise or failure to exercise such rights by Seller shall not limit, delay, or otherwise affect Seller’s obligations to Buyer under this Subsection 7(e), and Buyer shall have no obligation to participate in or bear any costs in connection with any such action, claim or proceeding.

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(f)            Notwithstanding anything contained herein to the contrary, Las Vegas Seller shall indemnify, defend, and hold harmless Las Vegas Buyer from any portion of taxes or other costs owed pursuant to Nevada Revised Statutes 360.525 with respect to the period during which Las Vegas Seller owned the Las Vegas Parcel. The terms and provisions of this Subsection 7(f) shall survive the consummation of this transaction and the delivery and filing for record of the Deeds until the date which is twelve (12) months after the Closing Date.

8.             Fire or Other Casualty. If one or more Parcels or any part thereof shall, prior to the Closing Date, be damaged or destroyed by fire or other cause and (collectively, the “Casualty Conditions”): (i) the aggregate cost to repair the damage or destruction is less than or equal to five percent (5%) of any Allocated Purchase Price, (ii) the cost to repair such damage or destruction is fully covered by insurance or Seller has agreed to credit Buyer the full amount of such uninsured damage or destruction, (iii) the damage or destruction does not materially and adversely affect access (including both ingress and egress) to or use of the applicable Parcel(s), (iv) the damage or destruction does not result in the applicable Parcel(s) violating any Laws or failing to comply with zoning or any recorded covenants, conditions or restrictions affecting the applicable Parcel(s), and (v) the damage or destruction will not entitle any Tenant to terminate its respective Lease (except to the extent that such Tenant waives its right to terminate or fails to terminate within the permitted time for doing so) with respect to five percent (5%) or more of the rentable square feet of the applicable Parcel, then this transaction shall be completed without modification and Seller shall assign all proceeds of insurance up to the amount of the applicable Allocated Purchase Price payable to Seller by reason of such damage or destruction, less Seller’s right to recover its cost of securing and restoring such damage or destruction. If one or more Parcels or any part thereof shall, prior to the Closing Date, be damaged or destroyed by fire or any other cause and the Casualty Conditions are not satisfied, then Buyer may, at Buyer’s option, by written notice to Seller given within ten (10) business days after the occurrence of such casualty (and if necessary the Closing Date shall be automatically extended to give Buyer the full ten (10) business day period to make its election but not beyond the Outside Closing Date): (i) receive all proceeds of all insurance up to the amount of the applicable Allocated Purchase Price payable to Seller by reason of such damage or destruction plus a cash payment (or credit against the Purchase Price or the Allocated Purchase Price(s) (as applicable)) from Seller equal to the deductible amount under all such insurance less Seller’s right to recover its cost of securing and restoring such damage or destruction, and thereupon remain obligated to perform this Agreement without modification; or (ii) terminate this Agreement in whole with respect to all Parcels regardless of whether or not affected by such casualty and the Deposit shall be returned to Buyer and neither party hereto shall thereafter be under any further liability or obligation to the other party under this Agreement, except to the extent such obligations expressly survive the termination of this Agreement; provided, however, in the event the damage or destruction results in a Tenant terminating its respective Lease in its entirety, then and only then, Buyer may elect, within said ten (10) business days, to terminate this Agreement partially with respect to the applicable Parcel affected by such damage or destruction and the applicable Allocated Deposit shall be returned to Buyer and neither party hereto shall thereafter be under any further liability or obligation to the other party under this Agreement with respect to the applicable Parcel affected by such damage or destruction (including the obligation to sell the applicable Parcel and pay the applicable Allocated Purchase Price), except to the extent such obligations expressly survive termination of this Agreement (or the applicable portion thereof). If Buyer does not terminate this Agreement as set forth herein, then Buyer shall remain obligated to perform under this Agreement without modification. Seller agrees to advise Buyer of the present insurance coverage on the Property, to keep (or cause to be kept) said policy or policies in full force and effect through the Closing Date, and to promptly advise Buyer of any casualty damage to the Property.

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9.             Eminent Domain. If, prior to the Closing Date, any condemnation or eminent domain proceedings are instituted, negotiated or threatened in written notice from the condemning party in which a taking of any portion of a Parcel is proposed which would (i) adversely impact access to and from such Parcel, availability of parking at such Parcel and/or zoning of such Parcel (excluding any taking solely of subsurface portions of the Parcel for utility easements, if the surface of the Parcel, after such taking may be used in substantially the same manner), (ii) involve a portion of a Parcel with a value in excess of one percent (1%) of the Purchase Price, and/or (iii) entitle any Tenant to terminate its Lease (except to the extent that such Tenant waives its right to terminate or fails to terminate within the permitted time for doing so) with respect to ten percent (10%) or more of the rentable square feet on the Parcel ((i)-(iii), a “Material Taking”), then Seller shall give written notice thereof to Buyer (the “Condemnation Notice”) and Buyer may, at Buyer’s option, by written notice to Seller given within ten (10) business days after Buyer’s receipt of such Condemnation Notice (and if necessary the Closing Date shall automatically be extended to give Buyer the full ten (10) business day period to make its election but not beyond the Outside Closing Date), terminate this Agreement in whole, in which case the Deposit shall be returned to Buyer, neither party hereto shall thereafter be under any further liability or obligation to the other party under this Agreement, except to the extent such obligations expressly survive the termination of this Agreement; provided, however, in the event the condemnation results in a Tenant terminating its respective Lease in its entirety, then and only then, Buyer may elect, within said ten (10) business days, to terminate this Agreement partially with respect to the applicable Parcel affected by such condemnation and the applicable Allocated Deposit shall be returned to Buyer and neither party hereto shall thereafter be under any further liability or obligation to the other party under this Agreement with respect to the applicable Parcel affected by such condemnation (including the obligation to sell the applicable Parcel and pay the applicable Allocated Purchase Price), except to the extent such obligations expressly survive termination of this Agreement (or the applicable portion thereof). If Buyer does not terminate this Agreement as set forth herein, then Buyer shall remain obligated to perform under this Agreement without modification, there shall be no reduction in or abatement of the Purchase Price or the Allocated Purchase Price(s) (as applicable), and Seller shall assign to the Buyer all of Seller’s right, title, and interest in and to any award or settlement made or to be made in the condemnation proceedings.

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10.           Representations, Warranties and Covenants.

(a)            Seller hereby represents, warrants and covenants to Buyer as follows as of the Effective Date and the Closing Date:

(i)            Each Seller is a limited liability company, duly organized and is in good standing in the State of Delaware, and is qualified to do business in the jurisdictions in which each such Seller’s applicable Parcel is located.

(ii)           All requisite action has been taken by each Seller in connection with such Seller’s execution of this Agreement and has been taken or will be taken in connection with the agreements, instruments, or other documents to be executed by such Seller pursuant to this Agreement and the consummation of the transactions contemplated hereby and thereby and each Seller has full right, power and authority to consummate the respective transactions contemplated hereby. No consent of any party is required for each Seller to enter into this Agreement and to consummate the transactions contemplated hereby that has not been obtained or will not be obtained prior to Closing.

(iii)           The individual(s) executing this Agreement and the agreements, instruments or other documents to be executed by each Seller pursuant to this Agreement on behalf of such Seller have been duly authorized to bind Seller to the terms and conditions hereof and thereof.

(iv)           This Agreement has been, and all of the closing documents to be delivered by each Seller on or prior to the Closing Date will be, authorized and properly executed and constitutes, or will constitute, as appropriate, the valid and binding obligation of each Seller, enforceable in accordance with their terms. The execution and delivery of, and the performance by each Seller of its obligations under, this Agreement do not and will not (i) contravene, or constitute a default under, any provision of applicable law or regulation or any agreement, judgment, injunction, order, decree or other instrument binding upon such Seller or to which the Property is subject, (ii) contravene or conflict with such Seller’s organizational documents, or (iii) result in the creation of any lien or other encumbrance on any asset of such Seller.

(v)           Each Seller is not a “foreign person” within the meaning of Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”).

(vi)          Except as disclosed on Schedule 10(a)(vi), Seller has not received written notice of any pending, material adverse litigation, arbitration or other legal or administrative suit, action, proceeding or investigation of any kind that has been served upon the applicable Seller with respect to its respective Parcel or the applicable Seller, and to Seller’s knowledge, none of the foregoing have been threatened in writing. Seller shall be permitted to update Schedule 10(a)(vi) prior to Closing to include additional matters first arising after the Effective Date that are fully covered by insurance and would not materially and adversely affect the Property after Closing. As used in this Section 10(a)(vi), “materially and adversely” shall refer to quantifiable litigation claims, issues or matters with a value of $200,000 or greater or if such claims are not quantifiable can reasonably be expected to materially and adversely affect the Property after Closing.

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(vii)         Except as disclosed on Schedule 10(a)(vii), each Seller has not received written notice from any Governmental Authority (hereinafter defined) of the failure of the Property to comply with any zoning, building, or other applicable law, ordinance, regulation, statute, rule or restriction, including, without limitation any Environmental Law (as defined in Exhibit F attached hereto and made a part hereof), pertaining to the Property, which remains uncured, except for de minimis violations with respect to which the applicable Governmental Authority has not commenced any enforcement action. As used herein, the term “Governmental Authority” shall mean and include every federal, state, city, county and local department, agency, commission, board, bureau or instrumentality having jurisdiction over the Property. Seller has not received written notice of any re-zoning, eminent domain or condemnation actions with respect to the Property, and to Seller’s knowledge, no such re-zoning, eminent domain or condemnation actions have been threatened in writing. There are no pending, and to Seller’s knowledge, there are no threatened (in writing), special assessments or impositions to be made against the Property that would not be paid by a Tenant pursuant to its Lease. To Seller’s knowledge, there are no past due assessments currently owed by Seller with respect to the Property that would not be paid by a Tenant pursuant to its Lease.

(viii)        To Seller’s knowledge, the environmental reports included in the Due Diligence Materials (as hereinafter defined) as set forth on Schedule 10(a)(viii) attached hereto and incorporated herein (the “Environmental Reports”) are all of the environmental reports in Seller’s or Property Manager’s possession with respect to the Property and Seller has delivered to Buyer true, correct and complete final copies of such Environmental Reports in all material respects.

(ix)           To Seller’s knowledge, the Rent Roll is true, correct and current in all material respects for the Property. The list of Leases set forth on Schedule 10(a)(ix)-1 attached hereto and incorporated herein sets forth all leases, subleases, tenancy agreements, licenses, sublicenses, occupancy agreements or other agreements for the use and occupancy of the Property. The copies of the Leases delivered to Buyer pursuant to Section 11 are true, correct and complete copies of the Leases in all material respects. Except in connection with any financing being released at Closing, Seller has not assigned or pledged the Leases or any interest therein. Except as set forth on Schedule 10(a)(ix)-2 attached hereto and incorporated herein, there are no Leasing Expenses due, nor will any become due in connection with the initial term of the Leases or any renewal or extension term that has been exercised, and no agreement with any party exists as to payment of any leasing commissions or fees regarding future leases or as to the procuring of tenants. Seller has not received written notice that Seller is in material default under the Leases or that any Tenant intends to terminate its applicable Lease, and to Seller’s knowledge, no Tenant is entitled to any claims or offset against the Seller under the Leases in any material respect. Seller has not delivered written notice to any Tenant of any material default by such Tenant under any Leases, which default remains uncured. To Seller’s knowledge, Schedule 10(a)(ix)-3 attached hereto and incorporated herein is a true, correct and complete list of all Security Deposits and letters of credit with respect to the Leases in all material respects.

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(x)           There exists no written contract for services, supplies or the like relating exclusively to the operation, management, maintenance, ownership or use of the Property arising through Seller that is, or will be after the closing, binding upon Buyer (except, for clarity, the Tenant of the Las Vegas Parcel maintains a maintenance and repair contract and the Las Vegas Seller pays or reimburses the costs under said contract to the extent such costs relate to the performance of Las Vegas Seller’s obligations under the applicable Lease).

(xi)           Except as set forth on Schedule 10(a)(xi), Seller has not entered into and there are not any purchase contracts, rights of first refusal, rights of first offer, options or other agreements of any kind, whereby any person or entity other than Buyer will have any right to acquire title or interest to all or any portion of the Property. Seller represents and warrants to Buyer that, with respect to each Lease that contains any right of first refusal, right of first offer, purchase option, or similar right in favor of a tenant or other third party (collectively, “ROFR Rights”), Seller has timely and properly delivered all notices required to be delivered in connection with the transactions contemplated by this Agreement, in strict compliance with the applicable terms of each such Lease. Seller further represents that all applicable response periods for the ROFR Rights expired on or before May 6, 2026 and that Seller did not receive any responses from any applicable Tenants with respect to the ROFR Rights.

(xii)          Seller is not an “employee benefit plan” as defined in Section 3(3) of ERISA. The Property does not constitute “plan assets” within the meaning of the plan asset regulations promulgated by the U.S. Department of Labor at 29 C.F.R 2510.3-101 et seq., as amended or modified from time to time.

(xiii)         None of Seller, nor to Seller’s knowledge any persons or entities owning (directly or indirectly) ten percent (10%) or more of the ownership interest in Seller (collectively, the “Seller Parties”), or any entity controlling, controlled by, or under common control with Seller (a “Seller Affiliate”) is subject to sanctions of the United States government or in violation of any federal, state, municipal or local laws, statutes, codes, ordinances, orders, decrees, rules or regulations (“Laws”) relating to terrorism or money laundering, including, without limitation, Executive Order No. 13224, 66 Fed. Reg. 49079 (published September 25, 2001) (the “Terrorism Executive Order”) or a Person similarly designated under any related enabling legislation or any other similar Executive Orders (collectively with the Terrorism Executive Order, the “Executive Orders”), the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56, the “Patriot Act”), any sanctions and regulations promulgated under authority granted by the Trading with the Enemy Act, 50 U.S.C. App. 1-44, as amended from time to time, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06, as amended from time to time, the Iraqi Sanctions Act, Publ. L. No. 101-513; United Nations Participation Act, 22 U.S.C. § 287c, as amended from time to time, the International Security and Development Cooperation Act, 22 U.S.C. § 2349 aa-9, as amended from time to time, The Cuban Democracy Act, 22 U.S.C. §§ 6001-10, as amended from time to time, The Cuban Liberty and Democratic Solidarity Act, 18 U.S.C. §§ 2332d and 2339b, as amended from time to time, and The Foreign Narcotics Kingpin Designation Act, Publ. L. No. 106-120, as amended from time to time.

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(xiv)        Neither Seller nor, to Seller’s knowledge, any Tenant has (i) commenced a voluntary case, or had entered against it a petition, for relief under any federal bankruptcy act or any similar petition, order or decree under any federal or state law or statute relative to bankruptcy, insolvency or other relief for debtors, (ii) caused, suffered or consented to the appointment of a receiver, trustee, administrator, conservator, liquidator or similar official in any federal, state or foreign judicial or non-judicial proceedings, to hold, administer and/or liquidate all or substantially all of its property, or (iii) made an assignment for the benefit of creditors.

(xv)         To Seller’s knowledge, the operating statements and financial statements included in the Due Diligence Materials delivered to Buyer pursuant to Section 11 of this Agreement reflect Seller’s operation of the Property in all material respects.

(xvi)        Seller does not have any employees. There are no employment agreements related to the Property arising through Seller which will be binding on Buyer after the Closing.

(xvii)       Seller has not received written notice of a material default by Seller or the Property under any recorded document, declaration of covenants, conditions or restrictions affecting the Property or under any reciprocal construction, easement, operating or similar agreement affecting the Property, which has not been cured.

(xviii)      Seller has no actual knowledge that the Property is in material violation of any zoning ordinance applicable to the Property.

(xix)         The Pennsylvania Sewage Facilities Act of January 24, 1966, No. 537 P.L. 1535, as amended, requires that there be a statement regarding the availability of a community sewage system: The Altoona Parcel and Mechanicsburg Parcel are available to be serviced by a public sewer or a community sewage disposal system.

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(xx)          To Seller’s knowledge, Seller represents and warrants that all warranties, guaranties, and similar assurances relating to the Property or any part thereof, whether express or implied, that are assignable by their terms and in Seller’s possession (if any) will be assigned and delivered to Buyer at Closing.

(xxi)         To Seller’s knowledge, Seller does not own or hold any certificated water rights with respect to the Las Vegas Parcel.

(xxii)        To Seller’s knowledge, with respect to each Parcel, Seller does not own any Personal Property located on such Parcel having a fair market value in excess of Five Thousand Dollars ($5,000).

(xxiii)       To Seller’s knowledge, Seller has timely filed all tax returns required to be filed prior to Closing with respect to Arizona Transaction Privilege Tax (“TPT”) and any applicable city or county rental or privilege taxes.

The terms “Seller’s knowledge”, “Seller’s actual knowledge”, “Seller’s best knowledge”, “Seller is aware” or like terms shall mean the actual, personal knowledge of, and only of, Alfonzo Leon and Alex Wilburn (collectively, the “Seller Knowledge Parties”), who are employees of Seller or Seller’s affiliates with responsibility for the oversight of the Property and who Seller represents has general knowledge of matters relating to and the operations of the Property (including matters that are the subject of Seller’s representations and warranties set forth herein), with no imputation of knowledge and no duty of investigation or inquiry. Notwithstanding anything to the contrary, no Seller Knowledge Party shall have any direct or indirect personal liability arising from, related to or in connection with this Agreement or the negotiation, execution, or performance thereof, and to the maximum extent permitted by law, Buyer hereby waives any and all such personal liability against the Seller Knowledge Parties. All of the representations and warranties of Seller set forth in this Section 10(a) shall be deemed renewed on the Closing Date as if made or agreed to at such time (subject to modification as provided herein) and shall survive the consummation of this transaction and the delivery and filing for record of the Deeds for a period of nine (9) months, provided, however, if Buyer asserts in good faith and delivers written notice to Seller of any breach of the Seller’s representations and warranties set forth in this Section 10(a) prior to the expiration of such nine (9)-month period, then the liability of Seller relating to such obligations shall not be barred by the expiration of such nine (9)-month period and such liabilities shall survive until finally resolved or barred by the statute of limitations. If, on or before the Closing, either (x) the Buyer Knowledge Party actually discovers (with no imputation of knowledge and no duty of investigation or inquiry) that any of the representations and/or warranties of Seller set forth in this Section 10(a) are not materially true and accurate as of the Closing Date or (y) Seller’s certificate delivered pursuant to Section 3(a)(viii) includes any material modifications to the representations and/or warranties of Seller set forth in this Section 10(a), Buyer’s sole remedy in such case shall be either to (a) waive the breach and consummate its purchase of the Property, in which case, Seller shall have no further liability or obligation whatsoever to Buyer in respect of such untrue or inaccurate representation or warranty, or (b) terminate this Agreement in whole with respect to all Parcels in which event the Deposit shall be returned to Buyer and Seller and Buyer shall have no further duties or obligations to one another under this Agreement, except with respect to those obligations and duties which are expressly stated herein to survive a termination of this Agreement, provided that if such failure of an applicable Seller’s representations and/or warranties to be true and correct is a result of a misrepresentation by such Seller as of the Effective Date or an intentional breach by such Seller of its obligations under this Agreement, then Buyer shall have the right to pursue remedies on account of Seller’s default as set forth in Section 20 below. As used herein, Buyer’s discovery or the term “Buyer’s knowledge” or other words or terms of similar meaning shall be limited to matters within the actual, personal knowledge of, and only of Nicole Burke, Executive Vice President, Head of Closing & Due Diligence of Heitman Capital Management LLC and Jack Kriva, Vice President, Acquisitions, Private Real Estate Equity – North America of Heitman Capital Management LLC (individually or collectively, the “Buyer Knowledge Party”), with no imputation of knowledge and with no duty of investigation or inquiry. The Buyer Knowledge Party shall not have any direct or indirect personal liability arising from, related to or in connection with this Agreement or the negotiation, execution, or performance thereof, and to the maximum extent permitted by law, Seller hereby waives any and all such personal liability against the Buyer Knowledge Party.

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In no event shall Seller be liable for any breach of any representation or warranty if the Buyer Knowledge Party actually knew of the inaccuracy or breach of such representation or warranty prior to the Closing Date or the Buyer Knowledge Party actually obtains knowledge (from whatever source, including, without limitation, any of the Due Diligence Materials, as a result of the Buyer’s due diligence, the inclusion of any information in the public records or a written disclosure by Seller or Seller’s agents and employees) that contradicts any of Seller’s representations and warranties herein, and Buyer nevertheless elected to proceed to Closing.

Notwithstanding anything to the contrary, Buyer shall have no right to bring any action against Seller as a result of any untruth, inaccuracy, or the incomplete nature of any representation or warranty, or any such breach, unless liability and losses arising out of any such untruth, inaccuracy, incompleteness, or breach exceed Fifty Thousand Dollars ($50,000) per Parcel (the “Parcel Liability Floor”); provided, however, that once the aggregate amount of all such liability and losses across all Parcels collectively exceeds One Hundred Thousand Dollars ($100,000), the Parcel Liability Floor shall no longer apply and Buyer shall be entitled to recover all such liability and losses from the first dollar. The maximum aggregate liability of Seller shall not exceed the Liability Cap set forth in Section 20(b).

Notwithstanding anything to the contrary, Seller shall in no event be liable to Buyer for indirect, consequential, special or punitive damages.

(b)           Buyer’s Representations and Warranties. Buyer represents and warrants to Seller that to Buyer’s actual knowledge:

(i)            Each Buyer is duly organized, validly existing and in good standing under the laws of the State of Delaware.

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(ii)           All requisite action has been taken by each Buyer in connection with each such Buyer’s execution of this Agreement and has been taken or will be taken prior to Closing in connection with the agreements, instruments or other documents to be executed by each such Buyer pursuant to this Agreement and the consummation of the transactions contemplated hereby and thereby. No further consent(s) of any third party is required for any Buyer to enter into this Agreement and to consummate the transactions contemplated hereby.

(iii)          The individuals executing this Agreement and the agreements, instruments or other documents to be executed by each Buyer pursuant to this Agreement on behalf of each such Buyer each have been duly authorized to bind each such Buyer to the terms and conditions hereof and thereof. This Agreement and the agreements, instruments or other documents to be executed by each Buyer pursuant to this Agreement shall be the legal, valid and binding obligations of each such Buyer enforceable in accordance with their terms (subject to applicable laws concerning bankruptcy, insolvency and rights of creditors generally).

(iv)          The execution and delivery of, and the performance by each Buyer of its obligations under, this Agreement do not and will not (i) contravene, or constitute a default under, any provision of applicable law or regulation or any agreement, judgment, injunction, order, decree or other instrument binding upon each Buyer, (ii) contravene or conflict with each Buyer’s organizational documents, (iii) result in the breach of any of the terms or provisions of, or constitute a default under, any agreement or other instrument to which each Buyer is a party or (iv) result in the creation of any lien or other encumbrance on any asset of each Buyer.

All of the representations and warranties of Buyer set forth in this Section 10(b) shall be deemed renewed on the Closing Date as if made or agreed to at such time and shall survive the consummation of this transaction and the delivery and filing for record of the Deeds for a period of nine (9) months. Buyer shall in no event be liable to Seller for indirect, consequential, special or punitive damages.

11.           Inspection.

(a)           For the period commencing on April 6, 2026 and terminating on June 18, 2026 (the “Due Diligence Period”), Buyer has the right to perform studies and inspections in accordance with the terms of this Agreement to determine if the Property, in its sole discretion, is acceptable to Buyer.

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(b)           Prior to the Effective Date, Seller made available to Buyer the materials set forth on Exhibit G attached hereto, to the extent such materials were in Seller’s or Property Manager’s possession or control (the “Due Diligence Materials”) for Buyer’s inspection (the “Document Inspection”); provided, however, the Due Diligence Materials shall specifically exclude any reports which have since been updated, superseded, supplanted, or which no longer apply to the current condition of the Property, and shall also exclude appraisals or other valuation analyses, any drafts or versions of reports other than the final version, and any internal reports, analyses, communications or other materials. In addition, the Due Diligence Materials shall entail certain information and documents actually provided to Buyer pursuant to Seller’s Title Response Letter and specifically designated as Due Diligence Materials in Seller’s responses set forth in the Seller’s Title Response Letter. Except as otherwise set forth in Section 10(a)(vii) and Section 10(a)(xv), the Due Diligence Materials have been and shall be made available (to the extent made available) to Buyer without representation or warranty by, or recourse against, Seller, it being agreed that Buyer shall not rely on such documents and shall independently verify the truth, accuracy and completeness of said information and/or items contained therein. If requested by Seller upon or after termination of this Agreement prior to Closing, Buyer shall redeliver to Seller or destroy the Due Diligence Materials; provided, however, that, subject to Section 11(f) hereof, Buyer may retain copies of the property information for and to the extent required for legal and regulatory compliance purposes or required pursuant to Buyer’s internal document retention policies. The provisions of this Section 11(b) shall survive any termination of this Agreement for the Survival Period (as defined below).

(c)           Buyer and the Permittees (as hereinafter defined) shall be permitted and granted a license to receive and review the Due Diligence Materials and enter upon the Property and make such reasonable, nondestructive investigations, examinations, inspections, reviews, assessments, studies and tests, including, without limitation, relating to surveys, property condition assessments, zoning assessments, and investigating, examining, inspecting, reviewing, assessing, studying and testing physical, environmental, engineering, structural, maintenance, operational, financial and compliance matters and conditions with respect to the Property (collectively, “Investigations”, and collectively with the Document Inspection, the “Inspections”), as Buyer deems necessary or advisable in accordance with the terms hereof; provided, however, that Buyer shall not be permitted to conduct (i) any intrusive inspection or test, (ii) any “Phase II” type testing or investigation or (iii) any testing scope that is beyond a customary “Phase I” investigation (including, without limitation, any core sampling, soils testing, vapor testing, air-quality testing, infrared testing, testing of on-site materials or other similar testing, sampling or investigation) without Seller’s prior written consent, in Seller’s reasonable discretion. Upon request by Buyer, Seller shall provide notice to any tenant or occupant of the Property requesting access for Buyer or the Permittees to perform any studies approved by Seller or to conduct any tenant or manager interviews desired by Buyer. Notwithstanding anything contained herein to the contrary, Buyer shall have the right to perform limited non-invasive, non-destructive testing and sampling at the Property, including, but not limited to microbial, radon, lead and tap water testing and sampling. Buyer shall conduct all Investigations strictly in accordance with the following procedures:

(i)            Seller shall permit access to the Due Diligence Materials and the Property by (i) Buyer, (ii) any direct or indirect owner(s) of any beneficial interests in Buyer, (iii) Heitman Capital Management LLC, an Iowa limited liability company (“Heitman”), (iv) New York State Common Retirement Fund (“NYSCRF”), (v) NYSCRF’s partners or prospective partners, (vi) the Office of the New York State Comptroller (“OSC”), (vii) Buyer’s or Heitman’s officers, directors, affiliates, employees, partners, prospective partners and actual and potential investors and lenders and (viii) each of the foregoing parties’ respective agents, representatives and third party experts, including, without limitation, engineers, contractors, subcontractors, attorneys, accountants, surveyors, architects, clients, investment advisors, debt financing sources, lenders, consultants and environmental consultants (collectively, “Permittees”), for the purpose of conducting the Investigations.

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(ii)           All Investigations shall be conducted during the normal business hours of the Property, unless Seller otherwise approves in writing (which approval shall not be unreasonably withheld, conditioned or delayed). Buyer shall deliver to Seller a written notice of Buyer’s intent to enter the Property at least two (2) business days prior to the intended date of entry. Each such request shall specify and provide (i) the intended date of entry, (ii) a detailed description of the proposed Investigations, including, without limitation, a list of contractors who will be performing the proposed Investigation (if applicable), (iii) a copy, if applicable, of the Buyer’s testing plan; and (iv) such other information as Seller reasonably requires in connection with such proposed Investigation. Neither Buyer nor any Permittee shall enter any Property until Seller has given written approval of both the request and any testing plan in accordance with the terms hereof.

(iii)          Before conducting any test or investigation involving physical disturbance or invasive testing of any portion of the Property, Buyer shall provide Seller with a reasonably detailed testing plan outlining the tests Buyer intends to perform. No such tests shall be conducted without Seller’s prior written approval of the testing plan and the specific test or investigation (which approval shall not be unreasonably withheld, conditioned or delayed).

(iv)          A representative of Seller shall have the right, but not the obligation, to be present during any Investigation.

(v)           Neither Buyer nor any Permittee shall interfere unreasonably with the use, occupancy or enjoyment rights of any tenants or occupants of the Property or of such tenant’s or occupant’s employees, contractors, customers or guests, and any entry by Buyer or Permittees shall be subject to the rights of any such tenant’s or occupants. Neither Buyer nor any Permittee shall injure or otherwise cause bodily harm to Seller, the Property Manager, or their respective guests, agents, invitees, contractors and employees or any tenant of the Property or their guests or invitees. Neither Buyer nor any Permittee shall engage in any written or oral communications with any tenants or occupants of the Property, vendors under service contracts held by Seller or any of Seller’s lenders or investors without Seller’s prior approval, in its reasonable discretion. As to communications approved by Seller, Buyer shall provide Seller with the opportunity to be present at any oral communications and the right to reasonably approve any written communications.

(vi)          Buyer agrees (i) to promptly pay when due and payable all actual costs associated with Investigations, and (ii) not to cause, permit or suffer any lien or encumbrance to be asserted against the Property related to the Investigations. If any Investigations result in any such liens or encumbrances, then Buyer shall, at its sole cost and expense, within ten (10) days after being notified or otherwise becoming aware of same, discharge of record any such liens or encumbrances that are so filed or recorded.

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(vii)         Buyer shall comply with all applicable federal, state and local laws, rules, regulations and ordinances which might in any way relate to the Investigations.

(viii)        During the Investigations, Buyer shall maintain, at Buyer’s expense, a policy of commercial general liability insurance, with a broad form contractual liability endorsement covering Buyer’s indemnification obligations contained in this Agreement, and with a combined single limit of not less than $2,000,000.00 general liability and $5,000,000.00 excess umbrella liability, insuring Buyer and Permittees, and naming Seller and, upon Seller’s request, the Property Manager, lender(s) and other designees as additional insured, against injuries or damages to persons or property that may result from or are related to (i) Buyer’s and/or Permittees’ entry on the Property, and/or (ii) any Investigations or other activities conducted on the Property conducted by Buyer or any Permittees, in such forms and with an insurance company as are reasonably acceptable to Seller, and deliver a copy of such insurance policy to Seller prior to the first entry on the Property. Such insurance shall be endorsed to be primary and non-contributory to any other similar insurance carried by Seller.

(ix)           Upon Buyer’s completion of the Investigations, and to the extent directly related to the Investigations, Buyer shall be responsible for returning the Property to substantially the condition existing immediately prior to Buyer ‘s first entry onto the Property for the Investigations. Neither Buyer nor any Permittee shall intentionally or negligently or otherwise damage any part of the Property or any personal property owned or held by any tenant or third party.

(d)           Notwithstanding anything contained herein to the contrary, the obligations of Buyer set forth in this Section 11 shall survive any termination of this Agreement for a period of one (1) year (the “Survival Period”); provided, however, if Seller asserts in good faith and delivers written notice to Buyer of any failure to satisfy its obligations set forth in this Section prior to the expiration of the Survival Period, then the liability of Buyer relating to such obligations shall not be barred by the expiration of the Survival Period and such obligations shall survive until finally resolved.

(e)           Buyer does hereby indemnify and defend and hold Seller and its shareholders, members, managers, directors, officers agents, employees, successors, assigns, affiliates and related parties (collectively, the “Indemnified Parties”) harmless from any out-of-pocket costs and expenses (including reasonable attorneys’ fees, disbursements and court costs), actual damages, orders, loss, liability, suit, action, judgment, and claim (including, without limitation, any liens which may be filed against any part of the Property, and claims by any tenants of the Property, whether under leases or otherwise), which any of the Indemnified Parties may suffer or sustain as a result of the exercise by Buyer of its rights (and that of its Permittees) to enter upon the Property pursuant to this Agreement or otherwise related to the Investigations, but excluding any loss, liability, suit, action judgment, or claim related to (A) Seller’s or any other Indemnified Parties’ gross negligence or intentional misconduct, or (B) the mere discovery of a pre-existing condition at the Property, to the extent not exacerbated by Buyer or any Permittee. The foregoing indemnity shall survive any termination of this Agreement for the Survival Period; provided, however, any potential claim by any of the Indemnified Parties asserted in good faith prior to the expiration of the Survival Period shall not be thereafter barred by the expiration of the Survival Period and such potential claim shall survive until finally resolved.

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(f)            Buyer and Seller agree that information gathered in connection with this Agreement, including the identity of Buyer, any direct or indirect owner(s) of any beneficial interests in Buyer and Heitman and the existence of this Agreement, that is not generally known to or discoverable by the public (the “Confidential Information”) shall be considered confidential information. The Confidential Information shall be used by the parties and their representatives solely for the purpose of Buyer’s evaluation of the physical and environmental condition of the Property and for other uses related to the transactions contemplated by this Agreement. Neither party, nor their representatives shall reveal, disclose, disseminate, publish or communicate to any other persons, parties or entities any Confidential Information, without the prior written consent of the other, which shall be given or withheld in the protected party’s sole discretion, other than to Buyer, Buyer’s partners or prospective partners, NYSCRF, NYSCRF’s partners or prospective partners, OSC, Heitman and each party’s current or prospective partners, representatives, agents, employees, officers, directors, affiliates. consultants, environmental consultants, attorneys, accountants, surveyors, contractors, subcontractors, engineers, licensees, investors, beneficial owners, investment advisors, lenders and debt financing sources (and each of their respective representatives, agents, employees, officers, directors, consultants, attorneys, accountants, engineers and licensees) involved in the transactions contemplated by this Agreement or who are responsible for or involved in the acquisition of the Property (collectively, “Permitted Outside Parties”) or (i) as required by law, court order or other legal process, (ii) as required by any law, rule, regulation, or legal or regulatory process applicable to NYSCRF or Buyer, or by any governmental, quasi-governmental, or regulatory authority having jurisdiction over NYSCRF or Buyer and (iii) pursuant to any request under the New York Freedom of Information Law or any similar public records law which may be applicable to NYSCRF or Buyer. In permitting the other party or its Permitted Outside Parties to review the Due Diligence Materials or any other Confidential Information, the protected party has not waived any privilege or claim of confidentiality with respect thereto, and no third party benefits or relationships of any kind, either express or implied, have been offered, intended or created. Notwithstanding anything contained in this Agreement to the contrary, Buyer, NYSCRF, Heitman and Permittees shall be permitted to retain copies of the Due Diligence Materials in accordance with Buyer’s or NYSCRF’s records retention policies, provided each applicable party continues to hold such copies in confidence. Notwithstanding any provision of this Agreement to the contrary, the foregoing confidentiality agreement shall survive any termination of this Agreement until the expiration of the Survival Period, provided that in the event that the Closing occurs, this subsection shall have no further force and effect and the parties shall be bound by the confidentiality obligations set forth in Section 19(l).

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(g)           Buyer may, at Buyer’s option, for any reason or no reason (including, without limitation, Buyer’s inability to obtain financing), terminate this Agreement by written notice to Seller prior to the expiration of the Due Diligence Period. Upon termination of this Agreement by Buyer in accordance with the terms and conditions of this subsection, the Deposit shall be returned to Buyer and neither party hereto shall thereafter be under any further liability or obligation to the other party under this Agreement, except to the extent such obligations expressly survive the termination of this Agreement. In the event that Buyer does not terminate this Agreement prior to the expiration of the Due Diligence Period as herein provided, then Buyer shall have no further right to terminate this Agreement pursuant to this subsection.

12.           Other Conditions.

(a)           Buyer’s obligations to consummate the Closing under this Agreement are also subject to the fulfillment of the following conditions precedent:

(i)            On the Closing Date, the Title Company shall be irrevocably committed to issue the Title Policies in form and substance approved by Buyer in accordance with Section 4 of this Agreement; provided, however, the issuance of any endorsement (other than a non-imputation endorsement) shall not be a condition to Closing;

(ii)           Each Seller shall have executed and delivered into escrow with the Escrow Agent and to Buyer all of the documents required to be deposited or delivered by such Seller pursuant to this Agreement;

(iii)           Each Seller shall have performed and observed all other obligations to be performed and observed by such Seller in all material respects prior to and on the Closing Date;

(iv)          All of the representations, warranties and covenants of each Seller set forth in this Agreement shall have been true and correct in all material respects when made and as of the Closing Date;

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(v)           Each Seller shall use commercially reasonable efforts to procure estoppel certificates (individually, a “Tenant Estoppel Certificate” and, collectively, the “Tenant Estoppel Certificates”) from each of the Tenants. The Tenant Estoppel Certificates shall be substantially in the form attached hereto as Exhibit M, subject to modifications to accurately state the facts relevant to the Lease. Notwithstanding the foregoing, if a Lease requires that the Tenant thereunder execute only a specific form of estoppel or grant the Tenant discretion regarding the form estoppel to execute, then the applicable Tenant Estoppel Certificate for such Tenant may be in the form required by such Tenant’s Lease or Tenant. Seller shall provide Buyer with the completed Tenant Estoppel Certificates for Buyer’s review and comment before such Seller delivers the Tenant Estoppel Certificates to Tenants. In order to count towards satisfaction of the Estoppel Requirement, each of the Tenant Estoppel Certificates must (a) be substantially in the form required pursuant to this subsection 12(a)(vi), (b) be dated no more than thirty (30) days prior to the Closing Date and addressed to Buyer, Buyer’s lender and their respective successors and/or assigns, and (c) be consistent with the copies of the Leases delivered as part of the Due Diligence Materials and not disclose any material adverse matters, including without limitation a material default by the applicable Seller, as landlord, which has remained uncured beyond all applicable notice and/or cure periods or any other outstanding material claims or disputes under the Lease (each Tenant Estoppel Certificates satisfying the foregoing requirements referred to as “Qualifying Tenant Estoppel Certificate”). The Tenant Estoppel Certificates that are obtained shall be delivered to Buyer upon receipt from the Tenants. Buyer shall have a period of five (5) business days after receipt of a Tenant Estoppel Certificate from the applicable Seller to assert that any such Tenant Estoppel Certificate is not a Qualifying Tenant Estoppel Certificate. In the event that Seller is unable to deliver to Buyer Qualifying Tenant Estoppel Certificates from each Tenant (the “Estoppel Requirement”) by the date which is five (5) business days prior to the then-scheduled Closing Date, Buyer or Seller may extend the Closing Date for thirty (30) days; provided, however, in no event shall the Closing Date be extended beyond the Outside Closing Date. If, during the thirty (30) day extension period described in the immediately preceding sentence, the Estoppel Requirement and all other conditions precedent set forth in Section 12(a) are satisfied, the Closing shall occur on the date which is seven (7) business days after the date in which the Estoppel Requirement is satisfied (but not later than the Outside Closing Date). The failure to satisfy the Estoppel Requirement shall not be considered a default by Seller under this Agreement;

(vi)          Each Seller shall use commercially reasonable efforts to procure Subordination, Non-Disturbance and Attornment Agreements (each, an “SNDA”, and collectively, the “SNDAs”) from the Tenants as requested by Buyer’s lender, which SNDAs shall be substantially in the form required by Buyer’s lender and reasonably acceptable to Tenant and Buyer and provided by Buyer or Buyer’s lender to Seller prior to the Effective Date. Notwithstanding the foregoing, if a Lease requires that the Tenant thereunder execute only a specific form of SNDA, then the applicable Seller will attempt to obtain an SNDA for such Tenant in the form required by the Tenant’s Lease. In the event that Seller is unable to deliver the SNDAs from each Tenant (the “SNDA Requirement”) by the date which is five (5) business days prior to the then-scheduled Closing Date, Buyer or Seller may extend the Closing Date for thirty (30) days; provided, however, in no event shall the Closing Date be extended beyond the Outside Closing Date. If, during the thirty (30) day extension period described in the immediately preceding sentence, the SNDA Requirement and all other conditions precedent set forth in Section 12(a) are satisfied, the Closing shall occur on the date which is seven (7) business days after the date in which the SNDA Requirement is satisfied (but not later than the Outside Closing Date). The SNDAs that are obtained shall be delivered to Buyer upon receipt from the Tenants. For the avoidance of doubt, Seller shall not be in default hereunder due to such inability to obtain such requested SNDAs;

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(vii)         Seller shall, at its sole cost and expense, use commercially reasonable efforts to obtain and deliver to Buyer an estoppel certificate (the “Declaration Estoppel”) with respect to that certain Declaration of Covenants, Conditions, and Restrictions for Gaillardia Commercial Development, dated and recorded as of October 15, 2004, as amended by that certain First Amendment to Declaration of Covenants, Conditions, and Restrictions for Gaillardia Commercial Development, dated as of April 26, 2006 and recorded on April 28, 2006, as amended (collectively, the “Declaration”), which Declaration Estoppel shall (a) be executed and delivered by Gaillardia Commercial Owners’ Association, Inc., an Oklahoma not-for-profit corporation (or a successor thereof) (the “Association”), (b) be in form and substance approved by Buyer and Buyer’s lender prior to the Effective Date, (c) certify to such matters as set forth in the approved form of the Declaration Estoppel, and (d) be dated no earlier than thirty (30) days prior to the Closing Date ((a)-(d), collectively, the “Declaration Estoppel Requirements”). Notwithstanding the foregoing, in the event the Association requires the use of its own form of estoppel that differs in substance from the form approved by Buyer and Buyer’s lender prior to the Effective Date, such Association-required form of Declaration Estoppel shall be subject to the prior written approval of Buyer and Buyer’s lender, not to be unreasonably withheld, conditioned, or delayed, and (b) and (c) of the Declaration Estoppel Requirements shall be satisfied only if the Association-required form of Declaration Estoppel is in form and substance reasonably acceptable to Buyer and Buyer’s lender. If the Declaration Estoppel Requirements are not satisfied by the date which is five (5) business days prior to the then-scheduled Closing Date, Buyer or Seller may extend the Closing Date for thirty (30) days; provided, however, in no event shall the Closing Date be extended beyond the Outside Closing Date. If, during the thirty (30) day extension period described in the immediately preceding sentence, the Declaration Estoppel Requirements and all other conditions precedent set forth in Section 12(a) are satisfied, the Closing shall occur on the date which is seven (7) business days after the date in which the Declaration Estoppel Requirements are satisfied (but not later than the Outside Closing Date). The failure to satisfy the Declaration Estoppel Requirements shall not be considered a default by Seller under this Agreement;

(viii)        Seller shall, at its sole cost and expense, obtain and deliver to Buyer estoppel certificates (collectively, the “Seller Estoppels”) in form and substance approved by Buyer prior to the Effective Date, with respect to the following recorded documents: (i) that certain Restrictive Covenant Agreement, dated as of and recorded on September 24, 2008, by and between VHS Acquisition Subsidiary Number 11, Inc., a Delaware corporation and HealthSouth Mesa Rehabilitation Hospital, LLC, a Delaware limited liability company (as listed as an exception in the Title Commitment for the Mesa Parcel); and (ii) that certain HealthSouth Land Development Plan Developer’s Agreement, dated as of May 13, 2010 and recorded on July 1, 2010, by and between the Township of Logan and HealthSouth Corporation, together with that certain HealthSouth Revised Land Development Plan Developer’s Agreement, dated as of August 27, 2010 and recorded on September 8, 2010, by and between the Township of Logan and HealthSouth Corporation (collectively, as listed as exceptions in the Title Commitment for the Altoona Parcel). Each Seller Estoppel shall (a) be executed and delivered by Seller, (b) be dated no earlier than thirty (30) days prior to the Closing Date, (c) certify to such matters as set forth in the approved form of the Seller Estoppels.

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(ix)           To the extent there are any existing management agreements as of the Closing Date (including, but not limited to any property management, asset management and portfolio management agreements) and leasing agreements arising through Seller with respect to the Property, all such management agreements and leasing agreements will be terminated; and

(x)            Without limiting Section 12(a)(iv) above, there is no pending litigation relating to the Parcels at the time of Closing (i) limiting or prohibiting Seller’s performance of this Agreement at Closing in any material respect, or (ii) which, if adversely determined, would impair or adversely affect the ownership and operation of any Parcel as currently operated in any material respect.

(xi)           In addition to any of Seller’s other obligations set forth herein with respect to the issuance of the Title Policies, Seller shall use commercially reasonable efforts to deliver to the Title Company, at or prior to Closing, the following documentation that the Title Company requires as Requirements 10, 11, and 12 of the Title Commitments (collectively, the “PA Title Requirements”) in order to issue the Title Policies for the Altoona Parcel and the Mechanicsburg Parcel (or in the alternative thereof, Seller may obtain the Title Company’s waiver or other satisfaction of such PA Title Requirements): (i) municipal/township, county and school real estate tax receipts evidencing payment of all such taxes for the current year (to the extent due and payable) and the three (3) prior years; (ii) water and sewer rents receipts evidencing payment of all such charges for the current year (to the extent due and payable) and the three (3) prior years; and (iii) a lien letter (or equivalent certification) from the applicable municipality and/or municipal authority for each of the Altoona Parcel and the Mechanicsburg Parcel confirming that there are no outstanding or unfiled municipal liens or claims and no unpaid, outstanding or required tap-in or similar fees. If the conditions set forth in the immediately preceding sentence are not satisfied by the date which is two (2) business days prior to the then-scheduled Closing Date, Seller may extend the Closing Date for five (5) business days; provided, however, in no event shall the Closing Date be extended beyond the Outside Closing Date. The failure to satisfy or obtain the waiver of the PA Title Requirements shall not be considered a default by Seller under this Agreement.

In the event that any of the above conditions are not satisfied as of the Closing Date, Buyer, at Buyer’s option, may terminate this Agreement in its entirety and the Deposit in its entirety shall be returned to Buyer. The foregoing options of Buyer shall be in addition to all other rights or remedies of Buyer at law or in equity or specifically granted to Buyer pursuant to the terms of this Agreement, including, without limitation, Section 20(b) hereof. Upon termination of this Agreement, neither party hereto shall thereafter be under any further liability or obligation to the other party hereunder, except to the extent such applicable obligations expressly survive the termination of this Agreement. For avoidance of doubt, Buyer’s obligation to consummate the Closing hereunder with respect to any particular Parcel is subject to satisfaction of all conditions precedent with respect to each other Seller and each other Parcel.

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(b)           Seller’s obligations to consummate the Closing under this Agreement are also subject to the fulfillment of the following conditions precedent:

(i)            Buyer shall have executed and delivered into escrow and to Seller all of the funds and documents required to be deposited or delivered by Buyer pursuant to this Agreement;

(ii)            Buyer shall have performed and observed all other material obligations to be performed and observed by Buyer in all material respects prior to and on the Closing Date; and

(iii)          All of the representations, warranties and covenants of Buyer set forth in this Agreement shall have been true and correct in all material respects when made and true and correct in all material respects as of the Closing Date.

In the event that any of the above conditions are not satisfied as of the Closing Date, Seller, at Seller’s option, may terminate this Agreement and the Deposit shall be paid to Seller. The foregoing options of Seller shall be in addition to all other rights or remedies of Seller at law or in equity or specifically granted to Seller pursuant to the terms of this Agreement, including, without limitation, Section 20(a) hereof. Upon termination of this Agreement pursuant to this Section, neither party hereto shall thereafter be under any further liability or obligation to the other party hereunder, except to the extent such obligations expressly survive the termination of this Agreement or as provided in Section 20(a).

13.           Operations Prior to Closing.

(a)           From the date hereof to the Closing Date, Seller shall keep and perform all of the obligations to be performed by the landlord or lessor under the Leases that affect the Property in all material respects and use commercially reasonable efforts to cause the Property to be operated and maintained consistent in all material respects with Seller’s and/or Tenant’s current practices as of the Effective Date and in material compliance with all applicable laws (with Buyer acknowledging Tenants’ possession of the Property and obligation to operate and maintain the Property under the Leases).

(b)           From the Effective Date to the Closing Date, Seller shall not:

(i)            Except only as already provided for in the existing Leases, enter into, renew, amend or extend any leases, subleases, tenancy agreements, rental agreements, licenses, sublicenses, occupancy agreements and other similar agreements (including, without limitation, the Leases) without the prior written consent of Buyer, which consent, prior to the expiration of the Due Diligence Period, shall not be unreasonably withheld, conditioned or delayed, and thereafter, may be withheld or conditioned in Buyer’s sole discretion. In the event that Seller enters into any Lease for the Real Property, Seller will provide Buyer a copy of said Lease within three (3) business days following execution thereof.

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(ii)           Enter into, amend or extend any contracts or agreements pertaining to the Property without the prior written consent of Buyer (which consent, prior to the expiration of the Due Diligence Period, shall not be unreasonably withheld, conditioned or delayed, and thereafter, may be withheld or conditioned in Buyer’s sole discretion) unless such contracts or agreements will not bind Buyer or the Property after Closing or specifically provide that such contracts or agreements may be terminated by Buyer at or any time after Closing on thirty (30) days’ advance notice and with no termination fee.

(iii)          Create or permit to be created any security interest (including, but not limited to, any mortgage or deed of trust), liens, easements, reciprocal easement agreements, conditions, covenants, declaration, restrictions or other encumbrances without the prior written consent of Buyer.

(iv)          Execute or pursue any “back-up” contracts for the sale of the Property or list the property for sale with any broker or otherwise solicit or entertain any offers to sell or negotiate or enter into any agreement with any party other than Buyer for the sale, transfer or refinancing of any interest in the Property (except leases in the ordinary course subject to Buyer’s consent as provided herein).

(v)           Take any intentional action that causes Seller’s representations or warranties to become untrue in any material respect or that causes one or more of Buyer’s conditions to Closing to be unsatisfied.

(vi)          Make any material alterations to any Parcel or any portion thereof without the Buyer’s prior written consent (which consent, prior to the expiration of the Due Diligence Period, shall not be unreasonably withheld, conditioned or delayed, and thereafter, may be withheld or conditioned in Buyer’s sole discretion), except for any alterations required or permitted by Leases (which shall not require Buyer’s consent).

(vii)         Remove any material item of Personal Property except if such Personal Property is replaced prior to the Closing Date with Personal Property of equal quality and quantity as existed at the time of its removal.

(c)           From the Effective Date to the Closing Date, Seller shall:

(i)            Promptly deliver to Buyer a copy of any written notice (including, but not limited to, any default notice or notice of termination) issued or received by Seller under the Leases.

(ii)           Promptly deliver notice to Buyer of any written notice actually received by Seller of any: (a) actions, suits, claims and other proceedings affecting the Property, or the use, possession or occupancy thereof; (b) any casualty or other damage to the Property; (c) any proposed condemnation or eminent domain proceedings related to the Property; (d) notice from any governmental authority of any violations with respect to Seller or the Property or material notices otherwise relating to the condition or use of the Property, or any portion thereof; (e) notice of any actual or threatened litigation against Seller or affecting or relating to the Property, or any portion thereof; or (f) notice of any violations of any Environmental Laws affecting or relating to the Property, or any portion thereof. For clarity, this subsection shall not require delivery of notice to Buyer to the extent such matter solely relates to Seller’s affiliates and property owned by them in general without expressly identifying the Property.

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(iii)          Maintain the current insurance policies on the Property (or replace such insurance policies with reasonably comparable insurance policies).

(iv)          Maintain in full force and effect all permits, approvals, and licenses as reasonably required or appropriate to operate the Property as currently operated, except when such responsibility is assigned to a Tenant under its Lease.

(v)           File any applicable returns relating to TPT and any applicable city or county rental or privilege taxes to the extent due and payable by Seller.

(d)           Seller shall use commercially reasonable efforts to transfer to Buyer the roof warranties for the Property and any other material warranties that remain in full force and effect as of the Closing Date that are assignable by Seller and in Seller’s possession (if any).

(e)           If a Parcel is subject to a declaration of covenants, conditions or restrictions or under any reciprocal construction, easement, operating or similar agreement (each a “Restrictive Covenant”), then, upon Buyer’s request, the applicable Seller shall use commercially reasonable efforts to have obtained and delivered to Buyer estoppel certificates (collectively, the “Property Estoppels”), in form and substance reasonably satisfactory to Buyer and Buyer’s lender, from the association or other person or entity having governing or approval rights under such instruments. Notwithstanding the foregoing, if a Restrictive Covenant requires that the counterparty thereunder execute only a specific form of Property Estoppel or grant the counter party discretion regarding the form Property Estoppel to execute, then the applicable Seller will attempt to obtain a Property Estoppel for such counterparty in the form required by the Restrictive Covenant or by the counterparty.

(f)            Notwithstanding anything to the contrary and for the avoidance of doubt, Seller’s ability to procure the requested warranty transfers, and/or Property Estoppels (excluding the Declaration Estoppel and the Seller Estoppels) pursuant to Sections 13(d) and (e) shall not constitute a condition precedent to Buyer’s obligation to consummate the Closing, Seller shall not be in default hereunder due to such inability to obtain such requested items, and Buyer shall have no right to terminate this Agreement as a result thereof.

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14.           Condition of Property. Seller and Buyer expressly agree that except for any express warranties, representations and covenants of Seller in this Agreement and in the closing documents contemplated herein, the Property is being sold on an “AS IS” basis only, “WITH ALL FAULTS OF ANY KIND”. EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT AND IN THE CLOSING DOCUMENTS CONTEMPLATED HEREIN, SELLER DOES NOT MAKE AND EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES, EXPRESS OR IMPLIED, AS TO THE FITNESS FOR A PARTICULAR PURPOSE, ENVIRONMENTAL COMPLIANCE, AREA, ACCESS, DUE DILIGENCE MATERIALS, PERSONAL PROPERTY, LEASES, WARRANTIES AND GUARANTIES, PERMITS, ZONING, SUFFICIENCY OF PARKING, UTILITY SERVICES, WATER, SANITARY OR STORM SEWER CAPACITY OR WASTE-WATER CAPACITY, CONDITION, QUALITY, QUANTITY, CHARACTER, SIZE, DESCRIPTION, THE CURRENT STATE OF REPAIR OF ANY IMPROVEMENTS, THE FINANCIAL VIABILITY, THE STATUTE OF TITLE, MERCHANTABILITY, HABITABILITY, OR SUITABILITY OF THE PROPERTY. EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT AND THE CLOSING DOCUMENTS CONTEMPLATED HEREIN, BUYER WAIVES ANY AND ALL WARRANTIES AND REPRESENTATIONS, EXPRESS OR IMPLIED WITH RESPECT TO THE PHYSICAL, ENVIRONMENTAL, LEGAL, AND FINANCIAL CONDITION OF THE PROPERTY OR THE AREAS SURROUNDING THE PROPERTY.

BUYER AGREES THAT EXCEPT FOR ANY EXPRESS WARRANTIES AND REPRESENTATIONS OF SELLER IN THIS AGREEMENT AND THE CLOSING DOCUMENTS CONTEMPLATED HEREIN, IN EXECUTING, DELIVERING, OR PERFORMING UNDER THIS AGREEMENT, BUYER DOES NOT RELY UPON ANY STATEMENT OR REPRESENTATION TO WHOMSOEVER GIVEN OR PURPORTED TO BE GIVEN, DIRECTLY OR INDIRECTLY, VERBALLY OR IN WRITING, BY SELLER OR ANY AGENT, EMPLOYEE, ATTORNEY, CONTRACTOR OR OTHER REPRESENTATIVE OF SELLER.

BUYER AGREES THAT BUYER WILL, DURING THE DUE DILIGENCE PERIOD, CONDUCT ALL INSPECTIONS, FINANCIAL ANALYSIS AND PROJECTIONS, AUDITS OF VALUE, REVENUE OR EXPENSES, LEGAL, LEASE AND TITLE REVIEW, ENGINEERING STUDIES, ENVIRONMENTAL REPORTS, FEASIBILITY STUDIES, REVIEWS AND EXAMINATIONS OF THE PROPERTY AND OTHER MATTERS RELEVANT TO THE PROPERTY DEEMED AS NECESSARY OR DESIRABLE BY BUYER.

BUYER AGREES THAT EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT AND THE CLOSING DOCUMENTS CONTEMPLATED HEREIN, BUYER WILL RELY SOLELY UPON ITS OWN INSPECTIONS, FINANCIAL ANALYSIS AND PROJECTIONS, AUDITS OF VALUE, REVENUE OR EXPENSES, LEGAL, LEASE AND TITLE REVIEW, ENGINEERING STUDIES, ENVIRONMENTAL REPORTS, FEASIBILITY STUDIES, REVIEWS AND EXAMINATIONS OF THE PROPERTY IN MAKING ITS DECISION TO PURCHASE THE PROPERTY.

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EXCEPT AS SET FORTH IN THIS AGREEMENT AND THE CLOSING DOCUMENTS CONTEMPLATED HEREIN, BUYER RELEASES SELLER AND ITS AGENTS, REPRESENTATIVES, AFFILIATES, DIRECTORS, OFFICERS, SHAREHOLDERS, PARTNERS, MEMBERS, MANAGERS, EMPLOYEES, AND OTHER PERSON OR ENTITY ACTING ON SELLER’S BEHALF (COLLECTIVELY, “SELLER RELATED PARTIES”) FROM ALL CLAIMS WHICH ANY BUYER OR ANY PARTY RELATED TO OR AFFILIATED WITH BUYER HAS OR MAY HAVE ARISING FROM OR RELATED TO ANY MATTER OR THING RELATED TO OR IN CONNECTION WITH THE PROPERTY INCLUDING THE DOCUMENTS AND INFORMATION REFERRED TO HEREIN, THE TENANT LEASES AND THE TENANTS THEREUNDER, ANY CONSTRUCTION DEFECTS, ERRORS OR OMISSIONS IN THE DESIGN OR CONSTRUCTION OR ANY OTHER ACTIVE OR PASSIVE NEGLIGENCE, AND ANY ENVIRONMENTAL CONDITIONS, AND BUYER SHALL NOT LOOK TO ANY SELLER RELATED PARTIES IN CONNECTION WITH THE FOREGOING FOR ANY REDRESS OR RELIEF. THIS RELEASE SHALL BE GIVEN FULL FORCE AND EFFECT ACCORDING TO EACH OF ITS EXPRESSED TERMS AND PROVISIONS, INCLUDING THOSE RELATING TO UNKNOWN AND UNSUSPECTED CLAIMS, DAMAGES AND CAUSES OF ACTION.

NOTWITHSTANDING THE FOREGOING, NOTHING CONTAINED IN THIS AGREEMENT SHALL BE DEEMED TO EXCULPATE SELLER FOR ANY FRAUDULENT MISREPRESENTATION BY SELLER. FURTHER, NOTHING IN THIS AGREEMENT WILL RELEASE SELLER FROM CLAIMS RELATING TO (I) SELLER’S BREACH OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, A BREACH OF ANY REPRESENTATION, WARRANTY OR COVENANT HEREUNDER, OR (II) TORT CLAIMS FOR PERSONAL INJURY OR BREACH OF CONTRACT CLAIMS ASSERTED BY THIRD PARTIES ARISING OUT OF MATTERS OCCURRING PRIOR TO THE CLOSING AND DURING SELLER’S OWNERSHIP OF THE PROPERTY AND SELLER ACKNOWLEDGES AND AGREES THAT (A) BUYER HAS NOT ASSUMED, AND HAS NO OBLIGATION TO INDEMNIFY SELLER FOR, ANY THIRD PARTY CLAIM ASSERTED AFTER THE CLOSING TO THE EXTENT APPLICABLE TO AN ACT OR OMISSION TAKEN OR FAILED TO BE TAKEN PRIOR TO THE CLOSING AND (B) BUYER SHALL HAVE THE RIGHT TO DEFEND, BY ACTION FOR CONTRIBUTION AND INDEMNITY OR OTHERWISE, ANY SUCH THIRD PARTY CLAIM BY ALLEGING THAT SELLER, NOT BUYER IS LIABLE FOR SUCH CLAIMS.

THIS SECTION 14 SHALL SURVIVE ANY TERMINATION OF THIS AGREEMENT AND THE CLOSING.

15.           Notices. Any notice which may be or is required to be given pursuant to the provisions of this Agreement shall be sent by (i) by any nationally known overnight delivery service for next day delivery, (ii) by delivery in person or (iii) by electronic mail in PDF format or its equivalent. In the event notice is given by (iii) in the immediately preceding sentence, then notice shall also be given by either (i) or (ii) in the immediately preceding sentence. All notices shall be addressed as follows:

If to Buyer, to:	Heitman Capital Management LLC

110 North Wacker Drive, Suite 4000

Chicago, Illinois 60606

Attention: Jack Kriva

Email: xxx@xxx.com

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With copy to:	Heitman Capital Management LLC

110 North Wacker Drive, Suite 4000

Chicago, Illinois 60606

Attention: Nicole Burke

Email: xxx@xxx.com

With a copy to :	Seward & Kissel LLP

One Battery Park Plaza, 20th Floor

New York, New York 10004

Attention: Rhona J. Kisch, Esq.

Email: xxx@xxx.com

If to Seller, to:	Chiron Real Estate Inc.

7373 Wisconsin Avenue, Suite 800

Bethesda, Maryland 20814

Attention: Jamie Barber

Email: xxx@xxx.com

With copy to:	Taft Stettinius & Hollister LLP

675 Fifteenth Street, Suite 2300

Denver, Colorado 80202

Attention: Hamid Sheikh

Email: xxx@xxx.com

Email: xxx@xxx.com

Email: xxx@xxx.com

If to Title Company, to:	Stewart Title Guaranty Company

10 S. Riverside Plaza,  Suite 1450

Chicago,  Illinois   60606

Attn: Angeline Paolini

Telephone: (xxx) xxx-xxxx

Email: xxx@xxx.com

A party’s address may be changed by written notice to the other party; provided, however, that no notice of a change of address shall be effective until actual receipt of such notice. All notices sent by mail shall be deemed effectively given on the date that is three (3) business days after the date of such mailing. All notices personally delivered (including by nationally recognized overnight carriers, such as Federal Express) shall be deemed effectively given on the date of such delivery (or, if delivery is attempted on a business day and refused, on the date of such attempted delivery). In the event notice is given by electronic mail in PDF format or its equivalent, then notice shall be deemed effectively given on the date and time that such electronic mail communication is sent, provided an original of such notice is sent in accordance with the additional delivery required pursuant to this Section 15. The attorneys for the parties are hereby specifically authorized to give notice on behalf of their respective client.

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16.           Real Estate Brokers’ Commissions. Seller and Buyer represent and warrant to each other that it has had no dealings with any real estate broker or agent so as to entitle such broker or agent to any commission in connection with the sale of the Property to Buyer, except for Fifth Third Securities, Inc. (“Seller’s Broker”), representing Seller. Seller’s Broker’s fee or commission shall be paid by Seller pursuant to a separate agreement. Seller agrees to indemnify, defend and hold Buyer harmless from and against any and all costs, liabilities, suits, claims, losses, damages, demands and expenses (including, without limitation, attorneys’ fees and court costs) resulting from or in any way related to claims by third parties purporting to act on behalf of Seller other than Seller’s Broker. Buyer agrees to indemnify, defend and hold Seller harmless from and against any and all costs, liabilities, suits, claims, losses, damages, demands and expenses (including, without limitation, attorneys’ fees and court costs) resulting from or in any way related to claims by third parties purporting to act on behalf of Buyer or Buyer’s affiliates. The terms and provisions of this Section shall survive the termination of this Agreement or the consummation of this transaction and the delivery and filing for record of the Deeds.

17.           Reserved.

18.           Reserved.

19.           General Provisions.

(a)           The titles and headings of the various Sections hereof are intended solely for means of reference and are not intended for any purpose whatsoever to modify, explain or place any construction on any of the provisions of this Agreement.

(b)           If any of the provisions of this Agreement or the application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement by application of such provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable shall not be affected thereby, and every provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

(c)           This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all other agreements, negotiations, understandings, and representations made by and between the parties and their agents, real estate investment advisor, servants, and employees, including, without limitation, any term sheet, letter of intent, access agreement, confidentiality agreement, non-disclosure or similar agreement.

(d)           This Agreement may not be modified, amended, waived or otherwise changed in any manner except by a writing executed by the parties hereto.

(e)           This Agreement shall be deemed to be a contract made under the laws of the State of New York and shall be governed by and construed in accordance with the laws of the State of New York for all purposes, without regard to its conflicts of laws principles, except for the enforcement provisions for the sale of each Parcel which shall be governed by the laws of the state where such Parcel is located.

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(f)            This Agreement and all the covenants, terms and provisions contained herein shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns, provided that neither Seller nor Buyer shall assign any of their rights or obligations under this Agreement, provided that Buyer may assign this Agreement to any entity controlling, controlled by or under common control with Buyer or any entity in which Buyer or any entity controlling, controlled by or under common control with Buyer is a joint venture partner.

(g)           Whenever the context requires, words used in the singular shall be construed to mean or include the plural and vice versa, and pronouns of any gender shall be deemed to include and designate the masculine, feminine or neuter gender.

(h)           This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each of the parties and delivered to the other party. Signatures on this Agreement (including, but not limited to, DocuSign signatures, PDF signatures, scanned signatures or other electronic signatures), which are transmitted electronically, shall be valid for all purposes; provided, however, any party shall deliver an original signature on this Agreement to the other party upon request.

(i)            If the time period by which any right, option or election provided under this Agreement must be exercised, or by which any act required must be performed, or by which the closing of the transaction contemplated by this Agreement must be held, occurs or expires on a Saturday, Sunday or legal holiday observed in New York, New York, then such time period shall be automatically extended through the close of business on the next business day. As used herein “business day” shall mean Monday through Friday except for a day which is a federal legal holiday in the United States or any other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, New York, New York. In computing any period of time described herein, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included. Time is of the essence in the performance of this Agreement.

(j)            The prevailing party in any controversy or claim between or among the parties hereto, whether arising out of this Agreement or any instrument or agreement executed in connection with the transaction contemplated hereby shall recover its reasonable attorney’s fees and costs. The terms and provisions of this Subsection shall survive the consummation of this transaction and the delivery and filing for record of the Deeds.

(k)           This Agreement is not intended to give or confer any benefits, rights, privileges, claims, actions, or remedies to any person or entity as a third-party beneficiary, decree, or otherwise, except as set forth in subsection 20(b) below.

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(l)            Prior to Closing and from and after Closing, and subject to the terms and conditions of this subsection 19(l) and the requirements of law, including the requirements of any Governmental Authority having jurisdiction over either Seller or any legal process, the parties hereby agree that neither Buyer nor Seller nor any of their affiliates, agents, employees, advisors or representatives, including without limitation any broker representing either Buyer or Seller (collectively, with respect to each of Buyer and Seller, its “Related Parties”) shall issue any press release, publicity (oral or written) or advertising promotion relating to the transaction described herein or otherwise announce or disclose or cause or permit to be announced or disclosed any details related to the transaction described herein (individually, and collectively, a “Disclosure”) without the express written consent of, in the case of a Disclosure by Seller or its Related Parties, Buyer, or in the case of a Disclosure by Buyer or its Related Parties, Seller. Notwithstanding anything to the contrary contained in this Agreement, Seller acknowledges and agrees that (i) NYSCRF shall be permitted to disclose, without restriction and without constituting a breach of any confidentiality obligation(s) set forth herein, (a) the existence of this Agreement, the Joint Venture Agreement, and the transactions contemplated hereby and thereby, and (b) the structure, terms, and nature of NYSCRF’s investment in the joint venture, in each case by including such information in periodic or ad hoc reports, including monthly transaction reports, published or made available on the OSC website (www.osc.ny.gov) or otherwise in accordance with applicable law, policy, or governmental practice. Seller further acknowledges that the disclosures described in the immediately preceding sentence may be made without prior notice to Seller and may include summaries, descriptions, or other information regarding the transactions and investment structure as NYSCRF or OSC deem appropriate and that any such disclosure by NYSCRF or OSC shall not constitute a breach of this Agreement. The provisions of this subsection 19(l) shall survive the Closing.

(m)          In addition to the acts and deeds recited herein and contemplated to be performed, executed and/or delivered by either party on or prior to the Closing Date, each party agrees to perform, execute and deliver, but without any obligation to incur any additional liability or expense or diminish any right or benefit, on or after the Closing any further deliveries and assurances as may be reasonably necessary to consummate the transactions contemplated hereby or to further perfect the conveyance, transfer and assignment of the Property to Buyer.

(n)           TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(o)           With respect to each Parcel located in the State of Texas, it is the express intent of the parties hereto that the provisions of Sections 8 and 9 govern the rights of the parties in the event of damage to or condemnation of any such Parcel and that the Uniform Vendor and Purchaser Risk Act (Section 5.007 of the Texas Property Code) not apply to this Agreement. With respect to each Parcel located in the State of Nevada, Sections 8 and 9 are intended as an express provision with respect to the casualty and/or condemnation of the Property which supersedes the provisions of Nevada’s Uniform Vendor and Purchaser Risk Act, Nevada Revised Statutes 113.030, et. seq., such that such act shall not apply to the transactions contemplated by this Agreement.

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(p)           Each Seller shall be jointly and severally liable with each other Seller under this Agreement. Each Buyer shall be jointly and severally liable with each other Buyer under this Agreement.

(q)           The Purchase Price and all other monetary amounts referenced in this Agreement are designated in the currency of the United States Dollar.

20.           Default.

(a)           IF THERE SHALL BE ANY DEFAULT OF BUYER’S OBLIGATIONS TO CONSUMMATE THE CLOSING UNDER THIS AGREEMENT, BUYER AND SELLER AGREE THAT IT WOULD BE IMPRACTICABLE AND EXTREMELY DIFFICULT TO FIX THE ACTUAL DAMAGE TO SELLER BECAUSE OF THE NATURE OF THE PROPERTY. ACCORDINGLY, BUYER AND SELLER AGREE THAT, IF BUYER FAILS TO COMPLETE THE PURCHASE OF THE PROPERTY AS PROVIDED IN THIS AGREEMENT BY REASON OF BUYER’S DEFAULT UNDER THIS AGREEMENT, THEN THE AMOUNT OF THE DEPOSIT IS A REASONABLE ESTIMATE OF SELLER’S DAMAGES FOR SUCH DEFAULT, AND SELLER SHALL BE ENTITLED, TO TERMINATE THIS AGREEMENT WHEREIN THE DEPOSIT SHALL BE RETAINED BY SELLER AS LIQUIDATED DAMAGES, WHICH SHALL BE SELLER’S SOLE AND EXCLUSIVE REMEDY, AND NEITHER PARTY HERETO SHALL THEREAFTER BE UNDER ANY FURTHER LIABILITY OR OBLIGATION TO THE OTHER PARTY HEREUNDER, EXCEPT TO THE EXTENT SUCH OBLIGATIONS EXPRESSLY SURVIVE THE TERMINATION OF THIS AGREEMENT. THE PAYMENT OF THE DEPOSIT AS LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY. If there shall be any default by Buyer under this Agreement other than a failure of Buyer’s closing deliveries pursuant to Section 3(c), or a default of Buyer’s obligations to consummate the Closing under this Agreement, and such default is not cured within ten (10) days after written notice thereof is delivered by Seller to Buyer, then Seller shall be entitled to pursue all rights and remedies available at law or in equity. In no event shall Buyer be liable for any general, indirect, special, exemplary, punitive or incidental damages. Notwithstanding anything to the contrary herein, Seller on its own behalf and on behalf of its agents, members, partners, employees, representatives, officers, directors, agents, related and affiliated entities, successors and assigns hereby agrees that in no event or circumstance shall any of the shareholders, members, partners, employees, representatives, officers, directors, agents, affiliated or related entities of Buyer, have any personal liability under this Agreement. Notwithstanding anything to the contrary contained herein, this Section shall not limit Buyer’s liability for fraud, Buyer’s indemnification obligations, payment of Seller’s reasonable attorney’s fees and costs, Buyer’s confidentiality obligations and Buyer’s obligations for closing costs, prorations and re-proration.

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(b)           In the event of any material default by Seller that results in the Closing failing to occur, including without limitation as a result of a failure of the conditions precedent set forth in Subsection 12(a)(ii), (iii), (iv) and/or (viii), the Closing Date shall be extended for thirty (30) days and if such default is not cured within such thirty (30) day period, Buyer, as Buyer’s sole remedy, shall have the right to (i) terminate this Agreement in whole or partially with respect to any applicable Parcel(s) affected by such default, in which case the Deposit or the Allocated Deposit(s) (as applicable) shall be returned to Buyer, and Seller shall reimburse Buyer for all of Buyer’s reasonable, documented, third party costs and expenses actually incurred by Buyer up to a maximum of Two Hundred Thousand and No/100 Dollars ($200,000.00) per Parcel subject to said termination, and upon receipt of the same, this Agreement shall, as applicable, be terminated in whole or partially with respect to any applicable Parcel(s) affected by such default (including the obligation to sell the applicable Parcel and pay the applicable Allocated Purchase Price) and neither party hereto shall thereafter be under any further liability or obligation to the other party hereunder, except to the extent such obligations expressly survive the termination of this Agreement (or the applicable portion thereof); (ii) seek specific performance of this Agreement, it being acknowledged that the Property is unique and that monetary damages would not be an adequate remedy, provided that if Buyer elects to proceed pursuant to this clause (ii) and specific performance is not available because Seller has sold the Property to a third party during the pendency of this Agreement, Buyer shall be entitled to pursue all remedies available at law or in equity for Seller’s breach of its obligations hereunder and the Buyer’s actual damages for such breach shall be deemed equal to the sum of (x) Buyer’s reasonable, documented, third party out of pocket costs and expenses actually incurred by Buyer, plus (y) the amount by which the gross purchase price received by Seller or its applicable affiliates in connection with a third-party conveyance of the Property exceeds the Purchase Price or the Allocated Purchase Price(s) (as applicable) hereunder, or (iii) waive such default in writing and proceed to Closing in accordance with this Agreement. If Buyer fails to file suit for specific performance against any Seller in a court having jurisdiction in the county and state in which the Property are located, on or before ninety (90) days following the date upon which Closing was to have occurred, Buyer shall be deemed to have waived any and all right it may have to sue Seller for specific performance of Seller’s obligations under this Agreement, and shall be deemed to have elected to proceed pursuant to clause (i) above, and during the pendency of such suit for specific performance against an applicable Seller, this Agreement shall remain in full force and effect, the Closing Date shall be extended and upon resolution of the suit for specific performance and satisfaction of all conditions precedent set forth herein, the Buyer and each Seller shall consummate the Closing in accordance with the terms hereof. In no event shall Seller be liable for any general, indirect, special, exemplary, punitive, incidental or consequential damages or for loss of profits. Notwithstanding anything to the contrary herein, Buyer on its own behalf and on behalf of its agents, members, partners, employees, representatives, officers, directors, agents, related and affiliated entities, successors and assigns hereby agrees that in no event or circumstance shall any of the shareholders, members, managers, partners, employees, representatives, officers, directors, agents, property management company, affiliated or related entities of Seller or Seller’s property management company, have any personal liability under this Agreement. Notwithstanding anything to the contrary contained herein, except for Seller’s or its affiliates fraud, Seller’s obligations under Section 16, Seller’s obligations to pay Buyer’s reasonable attorney’s fees and costs under Section 19(j), Seller’s confidentiality obligations under Section 19(l), and Seller’s reproration obligations under Section 7(a) (collectively, the “Cap Exclusions”), the maximum aggregate post-Closing liability of Seller, and the maximum aggregate amount which may be awarded to and collected by Buyer (including, without limitation, for any breach of any representation, warranty and/or covenant of Seller) under this Agreement or any documents executed pursuant hereto or in connection herewith after Closing, shall, under no circumstances whatsoever, exceed one and one-half percent (1.5%) of the Purchase Price (the “Liability Cap”) and any liability of Seller with respect to the Cap Exclusions shall not be considered with regard to calculating whether Seller’s post-Closing liability has exceeded the Liability Cap. In addition, Chiron Real Estate LP, a Delaware limited partnership (the “Seller Member”), the member of the Seller and the member of the initial manager of COMREF Chiron IRF, LLC, a Delaware limited liability company (the “Joint Venture”), which is the member of each Buyer and governed by that certain Limited Liability Company Agreement dated on or about the date hereof (as may be amended from time to time, the “Joint Venture Agreement”), acknowledges that the Seller Member shall be jointly and severally liable to the Comptroller of the State of New York, as Trustee of the Common Retirement Fund (together with any successor “Investor” under the Joint Venture Agreement, the “Investor Member”), under the Joint Venture Agreement for the Investor Member’s pro rata share of any amounts owed to Buyer by Seller (as determined pursuant to a binding settlement agreement between Buyer and Seller, a final non-appealable order, judgment or decree by a court of competent jurisdiction or an order, judgment or decree by a court of competent jurisdiction and the expiration without appeal of the period, if any, allowed by applicable law in which to appeal therefrom) on account of Seller’s failure to satisfy its post-Closing obligations hereunder and that any sums distributable or payable to the Seller Member under the Joint Venture Agreement may be offset by the Investor Member against any amounts (as determined pursuant to a binding settlement agreement between Buyer and Seller, a final non-appealable order, judgment or decree by a court of competent jurisdiction or an order, judgment or decree by a court of competent jurisdiction and the expiration without appeal of the period, if any, allowed by applicable law in which to appeal therefrom) that are owed to the Investor Member as more particularly set forth in Section 18.22 of the Joint Venture Agreement. The Investor Member shall be deemed a third-party beneficiary of this subsection 20(b).

43

21.           1031 Exchange. Seller and Buyer acknowledge that Buyer and each Seller have the right to sell and purchase the Property or part thereof under the provisions of a Code Section 1031 Tax Deferred Exchange (the “Exchange”). Each Seller and Buyer hereby agree to cooperate in executing any document required by such an Exchange provided that (i) each party incurs no additional material cost or liability due to such an Exchange and (ii) the Closing shall not be delayed or affected by an Exchange nor shall the consummation or accomplishment of the Exchange be a condition precedent or condition subsequent to the obligations under this Agreement of the party conducting the Exchange and (iii) the party conducting an Exchange (the “Exchangor”) shall effect the Exchange through a qualified intermediary and the other party shall not be required to acquire or hold title to any real property for the purposes of consummating such Exchange and (iv) the Exchangor shall indemnify, defend and hold harmless the other party from and against any costs, expense, or liabilities incurred as a result of the Exchange conducted by the Exchangor, included, but not limited to legal fees, accounting fees and any other expenses incurred as a result of an Internal Revenue Service audit of the Exchange. Neither party shall by this agreement of acquiescence to an Exchange (1) have its rights under this Agreement affected in any manner, or (2) be responsible for compliance with or be deemed to have warranted to the party conducting the Exchange that such Exchange in fact complies with §1031 of the Code.

22.           Bulk Sale Indemnity by Seller: Mechanicsburg Seller and Altoona Seller shall, prior to Closing, timely provide the notice of sale required under the Bulk Sales Statutes (as hereinafter defined) and provide a copy of such notice to Buyer. Subsequent to Closing, Mechanicsburg Seller and Altoona Seller shall (i) diligently prosecute applications to obtain tax clearance certificates from the Commonwealth of Pennsylvania Department of Labor & Industry and the Commonwealth of Pennsylvania Department of Revenue pursuant to the Bulk Sales Statutes showing that all required Pennsylvania tax reports have been filed and all Pennsylvania taxes and unemployment compensation contributions have been paid to and including the Closing Date (the “Tax Certificates”) and (ii) fully comply with the Bulk Sales Statutes. As used herein, the term “Bulk Sales Statutes” shall mean all of the following: 72 P.S. § 1403, as amended; 69 P.S. § 529, as amended; 72 P.S. § 7240, as amended; 72 P.S. § 7321.1, as amended; 43 P.S. § 788.3, as amended. Mechanicsburg Seller and Altoona Seller each agrees to indemnify, defend, protect and hold harmless Buyer and its members, partners, successors and assigns (collectively, the “Bulk Sales Indemnified Parties”) from and against any and all direct damages, losses, liens, liabilities, obligations, fines, penalties, causes of action, litigation, demands, defenses, judgments, suits, proceedings, fees, costs, disbursements or expenses (including without limitation reasonable attorneys’ fees, disbursements and related costs) actually incurred or sustained by or awarded against any of the Bulk Sales Indemnified Parties arising out of or relating to Mechanicsburg Seller’s or Altoona Seller’s liability, respectively, under the Bulk Sales Statutes and/or its failure to comply with its obligations under this Section. This obligation shall survive Closing until the earlier of the date the Seller has delivered to Buyer the Tax Certificates, or the applicable statute of limitations for successor liability under the Bulk Sales Statutes has expired.

44

23.           Reserved.

24.           Coal Severance Notice. “THIS DOCUMENT DOES NOT SELL, CONVEY, TRANSFER, INCLUDE OR INSURE THE TITLE TO THE COAL AND RIGHT OF SUPPORT UNDERNEATH THE SURFACE LAND DESCRIBED OR REFERRED TO HEREIN, AND THE OWNER OR OWNERS OF SUCH COAL HAVE THE COMPLETE LEGAL RIGHT TO REMOVE ALL OF SUCH COAL AND, IN THAT CONNECTION, DAMAGE MAY RESULT TO THE SURFACE OF THE LAND AND ANY HOUSE, BUILDING OR OTHER STRUCTURE ON OR IN SUCH LAND. THE INCLUSION OF THIS NOTICE DOES NOT ENLARGE, RESTRICT OR MODIFY ANY LEGAL RIGHTS OR ESTATES OTHERWISE CREATED, TRANSFERRED, EXCEPTED OR RESERVED BY THIS INSTRUMENT.”

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

45

IN WITNESS WHEREOF, Seller and Buyer have caused this instrument to be duly executed as of the Effective Date.

BUYER:

ALTOONA PA IRF, LLC,

MECHANICSBURG PA IRF, LLC,

MESA AZ IRF, LLC,

SURPRISE AZ IRF, LLC,

SHERMAN TX IRF, LLC,

LAS VEGAS NV IRF, LLC and

OKLAHOMA CITY OK IRF, LLC,

each a Delaware limited liability company

By:	COMREF Chiron IRF, LLC,
a Delaware limited liability company
Its:	Managing Member

By:	Chiron JV Manager II, LLC,
a Delaware limited liability company
Its:	Manager

By:	/s/ Robert J. Kiernan
Name:	Robert J. Kiernan
Title:	Chief Financial Officer and Treasurer

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

[Signature Page to Agreement of Purchase and Sale]

SELLER:

GMR ALTOONA, LLC,

GMR MECHANICSBURG, LLC,

GMR MESA, LLC,

GMR SHERMAN, LLC,

GMR LAS VEGAS, LLC,

GMR SURPRISE, LLC, and

GMR OKLAHOMA NORTHWEST, LLC,

each a Delaware limited liability company

By:	Chiron Real Estate LP,
a Delaware limited partnership
Its:	Sole Member

By:	Chiron Real Estate GP LLC,
a Delaware limited liability company
Its:	General Partner

By:	Chiron Real Estate, Inc.,
a Maryland corporation
Its:	Sole Member

By:	/s/ Robert J. Kiernan
Name:	Robert J. Kiernan
Title:	Chief Financial Officer and Treasurer

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

[Signature Page to Agreement of Purchase and Sale]

SELLER MEMBER:

CHIRON REAL ESTATE LP, a Delaware limited partnership, solely for the purposes of Section 20(b)

By:	Chiron Real Estate GP LLC,
a Delaware limited liability company
Its:	General Partner

By:	Chiron Real Estate Inc.,
a Maryland corporation
Its:	Sole Member

By:	/s/ Robert J. Kiernan
Name:	Robert J. Kiernan
Title:	Chief Financial Officer and Treasurer

[Signature Page to Agreement of Purchase and Sale]

JOINDER BY TITLE COMPANY

Stewart Title Guaranty Company (1) acknowledges receipt of this Agreement, executed on behalf of Seller and Buyer and (2) agrees to hold in escrow and deliver strictly in accordance with this Agreement (including, but not limited to, Section 5 and Exhibit L of this Agreement) all documents and funds delivered to it in escrow pursuant to this Agreement.

Dated: ___________, 2026

STEWART TITLE GUARANTY COMPANY

By:
Name:
Title:

[Signature Page to Joinder by Title Company]

LIST OF EXHIBITS

Exhibit A	Legal Descriptions

Exhibit B	Rent Roll

Exhibit C	Assignment and Assumption of Leases

Exhibit D	Assignment and Assumption of Intangibles

Exhibit E	Bill of Sale

Exhibit F	Definitions

Exhibit G	Due Diligence Materials

Exhibit H	Tenant Notice

Exhibit I	Certification of Non-Foreign Status (FIRPTA)

Exhibit J	Owner’s Affidavit and Gap Undertaking

Exhibit K	Stewart Non-Imputation Affidavit

Exhibit L	Escrow Provisions

Exhibit M	Tenant Estoppel Certificate

Schedule 1(a)	Parcels

Schedule 1(b)	Personal Property

Schedule 2	Allocated Purchase Prices & Allocated Deposits

Schedule 3(a)(i)-1	Form of PA Deeds

Schedule 3(a)(i)-2	Form of Sherman Deed

Schedule 3(a)(i)-3	Form of Las Vegas Deed

Schedule 3(a)(i)-4	Form of Oklahoma Deed

Schedule 3(a)(i)-5	Form of AZ Deeds

Schedule 7(a)(i)	Estimated Future Leasing Expenses

EXHIBIT LIST

Schedule 10(a)(vi)	Pending Litigation

Schedule 10(a)(vii)	Pending Violations

Schedule 10(a)(viii)	Environmental Reports

Schedule 10(a)(ix)-1	Leases

Schedule 10(a)(ix)-2	Leasing Expenses

Schedule 10(a)(ix)-3	Security Deposits

Schedule 10(a)(xi)	Purchase Contracts, ROFRs, ROFOs and Purchase Options

2

EXHIBIT A-1

ALTOONA PARCEL Legal DescriptioN

EXHIBIT A-1

EXHIBIT A-2

MECHANICSBURG PARCEL Legal DescriptioN

EXHIBIT A-3

MESA PARCEL Legal DescriptioN

EXHIBIT A-3

EXHIBIT A-4

SHERMAN PARCEL Legal DescriptioN

EXHIBIT A-4

EXHIBIT A-5

LAS VEGAS PARCEL Legal DescriptioN

EXHIBIT A-5

EXHIBIT A-6

SURPRISE PARCEL Legal DescriptioN

EXHIBIT A-6

EXHIBIT A-7

OKLAHOMA PARCEL Legal DescriptioN

EXHIBIT A-7

EXHIBIT B

RENT ROLL

EXHIBIT B

EXHIBIT C

ASSIGNMENT AND ASSUMPTION OF LEASES

EXHIBIT C - Page 1

EXHIBIT D

ASSIGNMENT AND ASSUMPTION OF INTANGIBLES

EXHIBIT D - Page 1

EXHIBIT E

Bill of Sale

EXHIBIT E - Page 1

EXHIBIT F

Definitions

For purposes of this Agreement of Purchase and Sale, the following terms shall have the following meanings:

a.             “Environmental Laws” shall mean, collectively, (i) all present federal, state, city, county and local laws, rules, order, decrees, regulations and ordinances and principles of common law relating to the protection of the environment or public health including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, (42 U.S.C. § 9601, et seq., as amended), the Hazardous Materials Transportation Act (49 U.S.C. § 1801, et seq., as amended), the Resource Conservation and Recovery Act (42 U.S.C. § 6901, et seq., as amended), the Clean Water Act (33 U.S.C. § 7401, et seq. as amended), the Safe Drinking Water Act (42 U.S.C. § 300f, et seq., as amended) the Toxic Substances Control Act (15 U.S.C. § 2601, et seq. as amended), the Superfund Amendment and Reauthorization Act, the Clean Air Act, the Federal Water Pollution Control Act, the River and Harbors Appropriation Act, the Emergency Planning and Community Right to Know Act, the Oil Pollution Act of 1990, the Occupational Health and Safety Act, the Federal Insecticide, Fungicide and Rodenticide Act, the National Environmental Policy Act, the Noise Control Act and the Uranium Mill Tailings Radiation Control Act, (ii) the Nevada Hazardous Materials law (Nevada Revised Statutes (“NRS”) Chapter 459); the Nevada Collection and Disposal of Solid Waste law and Nevada Disposal of Sewage law (NRS Section 444.440 et seq.); the Nevada Water Controls law (NRS Chapter 445A); the Nevada Air Pollution law (NRS Chapter 445B); the Nevada Environmental Requirements; Cleanup of Discharged Petroleum laws (NRS Chapter 445C); the Nevada Appropriation of Public Waters law (NRS 533.324 to 533.4377, inclusive); NRS 502.390; the Nevada Occupational Safety and Health Act (NRS Chapter 618); NRS 503.585 and NRS 527.270 only with respect to the Las Vegas Parcel, and (iii) any state, city, county and local counterparts of such foregoing statutes or regulations set forth in (i).

b.             “Hazardous Materials” shall mean all those things defined as “hazardous substances,” “hazardous materials,” “hazardous wastes,” “pollutants,” “contaminants,” “toxic substances,” “petroleum products,” “radioactive materials” or other similar terms in any of the Environmental Laws.

EXHIBIT F - Page 1

EXHIBIT G

Due Diligence Materials

EXHIBIT G - Page 1

EXHIBIT H

Form of Tenant Notice

EXHIBIT H - Page 1

EXHIBIT I

CERTIFICATION OF NON-FOREIGN STATUS

EXHIBIT I - Page 1

EXHIBIT J

OWNER'S AFFIDAVIT AND GAP UNDERTAKING

EXHIBIT J - Page 1

EXHIBIT K

STEWART NON-IMPUTATION AFFIDAVIT

EXHIBIT K - Page 1

EXHIBIT L

ESCROW PROVISIONS

EXHIBIT L - Page 1

EXHIBIT M

Tenant Estoppel Certificate

EXHIBIT M - Page 1

SCHEDULE 1(a)

Parcels

Owner Entity	Property Address
GMR ALTOONA, LLC	2005 Valley View Boulevard, Altoona, PA 16602

GMR MECHANICSBURG, LLC	156 and 175 Lancaster Boulevard, Mechanicsburg, PA 17055

GMR MESA, LLC	5652 East Baseline Road, Mesa, AZ 85206

GMR SHERMAN, LLC	1810 West US Highway 82, Sherman, TX 75092

GMR LAS VEGAS, LLC	9175 West Oquendo Road, Las Vegas, NV 89113

GMR SURPRISE, LLC	13060 West Bell Road, Surprise, AZ 85378

GMR OKLAHOMA NORTHWEST, LLC	5401 West Memorial Road, Oklahoma City, OK 73142

SCHEDULE 1(a)

SCHEDULE 1(b)

Personal Property

SCHEDULE 1(b)

SCHEDULE 2

Allocated Purchase Prices & Allocated Deposits

SCHEDULE 2

Schedule 3(a)(i)-1

Form of PA Deeds

SCHEDULE 3(a)(i)-1

Schedule 3(a)(i)-2

Form of Sherman Deed

SCHEDULE 3(a)(i)-2

Schedule 3(a)(i)-3

Form of Las Vegas Deed

SCHEDULE 3(a)(i)-3

Schedule 3(a)(i)-4

Form of Oklahoma Deed

SCHEDULE 3(a)(i)-4

Schedule 3(a)(i)-5

Form of AZ Deeds

SCHEDULE 3(a)(i)-5

Schedule 7(a)(i)

Estimated Future Leasing Expenses

SCHEDULE 7(a)(i)

Schedule 10(a)(vi)

Pending Litigation

SCHEDULE 10(a)(vi)

Schedule 10(a)(vii)

Pending Violations

SCHEDULE 10(a)(vii)

Schedule 10(a)(viii)

Environmental Reports

SCHEDULE 10(a)(viii)

Schedule 10(a)(ix)-1

Leases

SCHEDULE 10(a)(ix)-1

Schedule 10(a)(ix)-2

Leasing Expenses

SCHEDULE 10(a)(ix)-2

Schedule 10(a)(ix)-3

Security Deposits

SCHEDULE 10(a)(ix)-3

Schedule 10(a)(xi)

Purchase Contracts, ROFRs, ROFOs and Purchase Options

SCHEDULE 10(a)(xi)